Exhibit 10.4.1

Execution Copy

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of June 9, 2022, is by and among Holisto Ltd., a company organized under the laws of the State of Israel with offices located at Sderot Nim 2, Rishon Lezion, Israel (the “Company”), Moringa Acquisition Corp. a Cayman Islands exempted company with offices located at 250 Park Avenue, 7th floor, New York, NY 10017 (the “SPAC”), and each of the investors listed on the Schedule of Buyers attached hereto as Schedule I to this Agreement (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A. On or prior to the date hereof, (i) the Company has entered into that certain Business Combination Agreement (as in effect as of the date hereof, the “Merger Agreement”), with Holisto MergerSub Inc., a wholly owned by the Company (“Merger Sub”) and SPAC, pursuant to which, prior to the Closing (as defined below), the Merger Sub shall merge with and into the SPAC and, at the Closing, SPAC, as the surviving entity, shall be a wholly-owned subsidiary of the Company (the “Merger”).

B. The Company, the SPAC and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) as a transaction not involving a public offering.

C. The Company has authorized a new series of senior convertible notes of the Company, in the aggregate original principal amount of $30,000,000, substantially in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into Ordinary Shares (as defined below) (the Ordinary Shares issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Notes.

D. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) a Note in the aggregate original principal amount set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, and (ii) a warrant to initially acquire up to that aggregate number of additional Ordinary Shares set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, for a total of 1,363,636 Ordinary Shares, substantially in the form attached hereto as Exhibit B (the “Warrants”) (as exercised, collectively, the “Warrant Shares”).

E. On the Closing Date, the Company and the Buyers shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

F. The Notes, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

G. The Notes will (i) rank senior to all outstanding and future indebtedness of the Company, and its Subsidiaries (as defined below) and (ii) be secured by (a) a first priority perfected security interest in all of the existing and future assets of the Company and its direct and indirect Subsidiaries, including a pledge of all of the share capital of each of the Subsidiaries, as evidenced by a security agreement in the form attached hereto as Exhibit D-1 (the “U.S. Security Agreement”) and a security agreement in the form attached hereto as Exhibit D-2 (the “Israel Security Agreement”, and together with the U.S. Security Agreement, collectively, the “Security Agreements”, and together with the Perfection Certificate (as defined below) and the other security documents and agreements entered into in connection with this Agreement and each of such other documents and agreements, as each may be amended or modified from time to time, collectively, the “Security Documents”), and (b) a guaranty executed by each Subsidiary (if any) of the Company, in the form attached hereto as Exhibit E (collectively, the “Guaranties”) pursuant to which each of them guarantees the obligations of the Company under the Transaction Documents (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the SPAC and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

(a) Purchase of Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) a Note in the original principal amount as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers along with Warrants to initially acquire up to that aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers.

(b) Closing. The closing (the “Closing”) of the purchase of the Notes and the Warrants by the Buyers shall occur at the offices of Kelley Drye & Warren LLP, 3 World Trade Center, 175 Greenwich Street, New York, NY 10007. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Israeli Business Day (as defined below) on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer). As used herein (x) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day and (y) “Israeli Business Day” means any Business Day other than Friday or Saturday and such other day on which commercial banks in The State of Israel are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The State of Israel generally are open for use by customers on such day.

(c) Purchase Price. The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers. Each Buyer shall pay $1,000 for each $1,000 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing. Each Buyer and the Company agree that the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Buyers and the Company mutually agree that the allocation of the issue price of such investment unit between the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be an aggregate amount allocated to the Warrants and the balance of the Purchase Price allocated to the Notes as mutually agreed by the Company and the Required Holders, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(d) Form of Payment. On the Closing Date, (i) each Buyer shall pay its respective Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(h)) by wire transfer of immediately available funds in accordance with the Flow of Funds Letter (as defined below) for the Notes and the Warrants to be issued and sold to such Buyer at the Closing, and (ii) the Company shall deliver to each Buyer (A) a Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, and (B) a Warrant pursuant to which such Buyer shall have the right to initially acquire up to such aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers, in each case, duly executed on behalf of the Company and registered in the name of such Buyer or its designee. The funds shall be delivered to Continental Stock Transfer & Trust Company (the “Escrow Agent”), as escrow agent, not later than the second Israeli Business Day prior to the scheduled closing date pursuant to an escrow agreement between the SPAC, the Company and the Escrow Agent, in form and substance reasonably satisfactory to the Required Holders.

(e) Withholding Taxes. The Company hereby acknowledges that in the event it is required to withhold Israeli taxes in connection with transactions contemplated under this Agreement and the Note including upon issuance of any of the Securities (including the Conversion Shares, the Warrants Shares), any such taxes, levies, charges, and other duties or other amounts that are levied or due, including any Withholding Taxes (as defined below), shall be borne solely by the Company, and the Company will timely transfer to the relevant Governmental Entity (as defined below) such withheld taxes from the Company’s own funds and without withholding, setoff or payment by the Buyers.  Without derogating from the foregoing, the Company will indemnify the Buyer against any such taxes, levies, charges and other duties imposed on the Buyers in connection with the issuance of the Securities.  “Withholding Taxes” means any taxes, levies, charges, and other duties or other amounts that are levied or due in connection with the transactions contemplated under this Agreement, including but not limited to the issuance of any of the Securities (including the Conversion Shares and the Warrants Shares).  In connection with the determination of whether Withholding Taxes are due, as a condition to the Company’s obligation to a Buyer pursuant to this Section 1(e), each Buyer shall use commercially reasonable efforts to cooperate with the Company, and shall promptly provide such information and complete such forms as the Company may reasonably request in order to enable the Company and the Buyer to confirm any full or partial exemption from Withholding Taxes. Notwithstanding anything to the contrary, if a Buyer (including any assignee or successor) is entitled to an exemption or reduction of withholding tax with respect to payments to be made under this Agreement, it shall reasonably cooperate with the Company and its advisors in the process of obtaining a withholding approval or certificate form the ITA with respect to such payments. Such cooperation, includes, among others, delivery to the Company or its advisors, completed and executed certificate of incorporation, W-9/W-8 form and basic identification details. It is hereby clarified that failure to obtain an exemption certificate or a certificate for a reduced withholding rate shall not derogate from the Company’s obligation to indemnify the Buyer. The Company hereby acknowledges that it is required to withhold Israeli taxes in connection with payments of Interest pursuant to this Agreement and the Note. The Company shall deliver to the Buyer sufficient evidence, in respect of any taxes payable under this Agreement promptly after payment of such taxes to the ITA.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company and the SPAC with respect to only itself that, as of the date hereof and as of the Closing Date:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Buyer (i) is acquiring its Note and Warrants, (ii) upon conversion of its Note will acquire the Conversion Shares issuable upon conversion thereof, and (iii) upon exercise of its Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Warrant Shares issuable upon exercise thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. Such Buyer does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(c) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, and has completed the Accredited Investor Questionnaire attached as Exhibit F.

(d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company and the SPAC are each relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and the SPAC and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s and the SPAC’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement and Section 4(i) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder and the sale has been made pursuant to the registration statement, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(g); provided, however, that if any pledgee or transferee of shares covered by a registration statement proposes to sell such shares pursuant to the registration statement, the Buyer (or such pledgee) shall provide the Company with such information as is necessary to enable the Company to file a supplement to the registration statement to name the selling party as a selling shareholder pursuant to the registration statement.

(h) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered by such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) No Broker. Such Buyer did not engage any broker or finder was in connection with the Buyer’s purchase of the Securities, except that Buyer acknowledges that Oppenheimer & Co. Inc., acted as placement agent on behalf of the Company (the “Placement Agent”), and the fees of the Placement Agent are payable by the Company.

(k) Independent Investment Decision. Such Buyer’s decision to enter into the Transaction Documents has been based solely on such Buyer’s independent evaluation of the Company, its Subsidiary, the terms and conditions of the Transaction Documents and the Company’s representations and warranties contained in the Transaction Documents.

(l) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(m) Concerning the Placement Agent

(i) No disclosure or offering document has been prepared by the Placement Agent in connection with the offer and sale of the Securities.

(ii) (A) Such Buyer has conducted its own investigation of the Company, the SPAC, Merger, the business of the SPAC and the Securities and such Buyer has not relied on any statements or other information provided by the Placement Agent concerning the Company, the Merger, the business of the SPAC, or the Securities or the offer and sale of the Securities, (B) such Buyer has had access to, and an adequate opportunity to review, financial and other information as it deems necessary to make its decision to purchase the Securities, (C) such Buyer has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with its decision to purchase the Securities; and (D) such Buyer has made its own assessment and have satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities.

(iii) No Placement Agent or its directors, officers, employees, representatives and controlling persons has made any independent investigation with respect to the Company, the Merger, the business of the SPAC, or the Securities or the accuracy, completeness or adequacy of any information supplied to such Buyer by the Company.

(iv) In connection with the issue and purchase of the Securities, the Placement Agent has not acted as its financial advisor or fiduciary.

(v) Such Buyer acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Such Buyer acknowledges that such information and projections were prepared without the participation of the Placement Agent and that the Placement Agent does not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

(vi) Such Buyer agrees that the Placement Agent shall not be liable to it (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by it in connection with the transactions contemplated hereby. On behalf of such Buyer and its affiliates, such Buyer release the Placement Agent in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the transactions contemplated hereby. Such Buyer agrees not to commence any litigation or bring any claim against the Placement Agent in any court or any other forum which relates to, may arise out of, or is in connection with, the offer, purchase or sale of the Securities. This undertaking is given freely and after obtaining independent legal advice.

(vii) Such Buyer is (x) a qualified institutional buyer (as defined in Rule 144A of the 1933 Act), or (y) an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) or (7) under the 1933s Act). Accordingly, such Buyer understand that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

(viii) Such Buyer (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) had exercised independent judgment in evaluating its participation in the purchase of the Securities. Accordingly, such Buyer understand that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(ix) Such Buyer is aware that the sale to such Buyer is being made in reliance on a private placement exemption from registration under the 1933 Act and is acquiring the Securities for its own account or for an account over which such Buyer exercise sole discretion for another qualified institutional buyer or accredited investor.

(x) Such Buyer is able to fend for itself in the transactions contemplated herein; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(xi) Such Buyer hereby acknowledges and agrees that (a) each Placement Agent is acting solely as the Company’s placement agent in connection with the Merger and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for us, the Company or any other person or entity in connection with the Merger, (b) no Placement Agent has made or will make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Merger, and (c) no Placement Agent shall have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Merger or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, the SPAC or the Merger.

(n) Reliance by the Company. The Company may rely upon the accuracy of each Buyer’s representations set forth in this Section 2 in issuing the Note and Warrants to such Buyer.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company is not a “breaching company” (within the meaning of Section 362.A of the Israeli Companies Law). Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary (as defined below), individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below). Other than the Persons (as defined below) set forth on Schedule 3(a), the Company has no Subsidiaries, except that, upon completion of the Closing, the SPAC will become a wholly-owned subsidiary of the Company. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns a majority of the outstanding share capital or other equity interest or holds any equity or similar interest resulting in the control by the Company of such Person or (II) controls or operates all or substantially all of the business, operations or administration of such Person such that the operations of such Person are included in the Company’s consolidated financial statements, and each of the foregoing, is individually referred to herein as a “Subsidiary”.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Notes and the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors and, with respect to Transaction Documents to which a Subsidiary is a party, such Subsidiary’s board of directors or other governing body, as applicable, and (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, and any other filings as may be required by any state securities agencies, and filing with the Israeli Companies Registrar, the Israeli Patents Registrar and the Israeli Trademarks Registrar, in all cases with respect to the Security Documents and the IIA (as hereinafter defined)) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their shareholders or other governing body in order for the Company and its Subsidiaries to comply with their respective obligations under this Agreement or the other Transaction Documents, all of the foregoing subject to approval by the Company’s shareholders of the Merger Agreement (the “Merger Approval”) and the Shareholder Approval (as defined below). This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. Prior to the Closing, the Transaction Documents to which each Subsidiary is a party will be duly executed and delivered by each such Subsidiary, and shall, upon the completion of the Closing, constitute the legal, valid and binding obligations of each such Subsidiary, enforceable against each such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Warrants, the Guaranties, the Security Documents, the Registration Rights Agreement, the Leak-Out Agreement (as defined below), the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. The issuance of the Notes and the Warrants are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of the Closing, the Company shall have reserved from its duly authorized share capital not less than of the sum of (i) the maximum number of Conversion Shares issuable upon conversion of the Notes (assuming for purposes hereof that (x) the Notes are convertible at the Floor Price (as defined in the Notes), (y) interest on the Notes shall accrue through the second anniversary of the Closing Date and will be converted in Ordinary Shares at a conversion price equal to the Floor Price and (z) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes), and (ii) the maximum number of Warrant Shares initially issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein) based upon the Exercise Price (as defined in the Warrants) in effect on the Closing Date. The Company represents that, pursuant to Rule 144, upon the cashless exercise of the Warrants, the Warrant Shares will be deemed to have been acquired on the date the Warrant was acquired. Upon issuance or conversion in accordance with the Notes or exercise in accordance with the Warrants (as the case may be), the Conversion Shares and the Warrant Shares, respectively, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights or Liens with respect to the issue thereof (other than those incurred by the Holder, if any), with the holders being entitled to all rights accorded to a holder of Ordinary Shares pursuant to the Articles of Association of the Company in effect, as may be amended from time to time. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act and the Israeli Securities Law, 1968, as amended.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Warrants, the Conversion Shares and the Warrant Shares and the reservation for issuance of the Conversion Shares and the Warrant Shares), assuming the accuracy of the Buyers’ representations and warranties in Section 2, will not (i) result in a violation of the Articles of Association (as defined below), Memorandum of Association (as defined below), certificate of incorporation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any share capital or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree and including all applicable foreign, federal and state laws, rules and regulations (including, without limitation, the laws, rules and regulations of Israel) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filings with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and any other filings as may be required by any state securities agencies, and filing with the Israeli Companies Registrar, the Israeli Patents Registrar and the Israeli Trademarks Registrar, in all cases with respect to the Security Documents and the IIA), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof, and all consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the Ordinary Shares (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the 1933 Act (“Regulation D”)) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to the Placement Agent in connection with the sale of the Securities. The fees and expenses of the Placement Agent to be paid by the Company or any of its Subsidiaries are as set forth on Schedule 3(g) attached hereto. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, except as set forth on Schedule 3(g)(A) hereto, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries or any of their officers or directors or affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security of the Company or any of its Subsidiaries or solicited any offers to buy any security of the Company or any of its Subsidiaries, under circumstances that would require the publishing of a prospectus under the Israeli Securities Law or the registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or caused this offering of the Securities to require approval of shareholders of the Company for purposes of the 1933 Act or under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares and Warrant Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares pursuant to the terms of the Notes in accordance with this Agreement and the Notes and the Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Notes and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), shareholder rights plan or other similar anti-takeover provision under the Articles of Association, Memorandum of Association or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Ordinary Shares or a change in control of the Company or any of its Subsidiaries.

(k) Material Liabilities; Financial Information. Except as set forth on Schedule 3(k)(i), the Company and the Subsidiaries have no liabilities or obligations, absolute or contingent (individually or in the aggregate), except liabilities and obligations under contracts made in the ordinary course of business that as of the date of this Agreement would not be required to be reflected in financial statements prepared in accordance with international financial reporting standards (“IFRS”), consistently applied for the periods covered thereby. The historical financial information of the Company and the Subsidiaries delivered to the Buyers on or prior to the date hereof, and as set forth in Schedule 3(k)(ii) (collectively, the “Financial Statements”), fairly present in all material respects the financial position of the Company and its Subsidiaries, on a consolidated basis, at the respective balance sheet dates and for the periods then ended in accordance with IFRS for the year ended December 31, 2020 and United States generally accepted accounting principles consistently applied for years prior to 2020, except that interim financial statements comply with Regulation S-X as it relates to interim financial statements, subject to year-end adjustments which are not expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. No information provided by or on behalf of the Company to any of the Buyers pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the Financial Statements, nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with IFRS. The Company has not been informed by its independent accountants that such accountants recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(l) Absence of Certain Changes. Since the date of the last audited Financial Statements, there has been no Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Specifically, except as set forth on Schedule 3(l) (which include (i) COVID-19 actions which in the reasonable judgment of the Company were required to be taken or implemented by the Company and its Subsidiaries preserve the business of the Company and its Subsidiaries and other conditions known to the Company that affect the travel industry in general, including, by way of example, the effect on travel resulting from the Russian invasion of Ukraine, the effects of all of which actions are not deemed a Material Adverse Effect), the date of the last audited Financial Statements, neither the Company nor its Subsidiaries have:

(i) declared, set aside or paid any dividend or other distribution with respect to any shares capital of the Company or any of its Subsidiaries (other than payments by a Subsidiary to the Company) or any direct or indirect redemption, purchase or other acquisition of any such shares;

(ii) sold, assigned, pledged, encumbered, transferred or other disposed of any tangible asset of the Company or any of its Subsidiaries (other than sales or the licensing of its products to customers in the ordinary course of business consistent with past practice), or sold, assigned, pledged, encumbered, transferred or other disposed of any Company Intellectual Property (other than licensing of products of the Company or its Subsidiaries in the ordinary course of business and on a non-exclusive basis);

(iii) entered into any licensing or other agreement with regard to the acquisition or disposition of any Company Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed with respect to any Governmental Entity;

(iv) capital expenditures, individually or in the aggregate, in excess of $250,000;

(v) any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Company or any of its Subsidiaries, in excess of $250,000 individually, other than obligations under customer, employment, consulting or advisory contracts, current obligations and liabilities, in each case incurred in the ordinary course of business and consistent with past practice;

(vi) any Lien on any property of the Company or any of its Subsidiaries except for Liens in existence on the date of this Agreement that are described on Schedules 3(l)(vi).

(vii) any payment, discharge, satisfaction or settlement of any suit, action, claim, arbitration, proceeding or obligation of the Company or any of its Subsidiaries, except in the ordinary course of business;

(viii) any split, combination or reclassification of any equity securities except as contemplated by the Merger Agreement;

(ix) any material loss, destruction or damage to any property of the Company or any Subsidiary, whether or not insured;

(x) any acceleration or prepayment of any Indebtedness (as defined below) for borrowed money or the refunding of any such Indebtedness;

(xi) any labor trouble involving the Company or any Subsidiary or any material change in their personnel or the terms and conditions of employment;

(xii) any waiver of any valuable right, whether by contract or otherwise;

(xiii) except as disclosed in Schedule 3(l)(xiii), any loan or extension of credit to any officer or employee of the Company;

(xiv) any change in the independent public accountants of the Company or its Subsidiaries or any material change in the accounting methods or accounting practices followed by the Company or its Subsidiaries, as applicable, or any material change in depreciation or amortization policies or rates;

(xv) any resignation or termination of any executive officer or key employee of the Company (other than as a result of the death or disability of such person);

(xvi) any change in any compensation arrangement or agreement with any employee, officer, director or shareholder that would result in the aggregate compensation to such Person in such year to exceed $200,000 except as disclosed in Schedule 3(l)(xvi);

(xvii) any material increase in the compensation of employees of the Company or its Subsidiaries (including any increase pursuant to any written bonus, pension, profit sharing or other benefit or compensation plan, policy or arrangement or commitment), or any increase in any such compensation or bonus payable to any officer, shareholder, director, consultant or agent of the Company or any of its Subsidiaries having an annual salary or remuneration in excess of $200,000, except as disclosed in Schedule 3(l)(xvii);

(xviii) any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business; or

(xix) any acquisition or disposition of any material assets (or any contract or arrangement therefor), otherwise than for fair value in the ordinary course of business.

(xx) written-down the value of any asset of the Company or its Subsidiaries or written-off as uncollectible of any accounts or notes receivable or any portion thereof except in the ordinary course of business and in a magnitude consistent with historical practice;

(xxi) cancelled any debts or claims or any material amendment, termination or waiver of any material rights of the Company or its Subsidiaries; or

(xxii) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (i) through (xxi).

Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, on a consolidated basis, after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Company Insolvent (as defined below). For purposes of this Section 3(l), “Company Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature, or (D) would lead to the Company’s being defined “insolvent” under the Israeli Insolvency and Economic Recovery Law, 2018; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature, or (D) would lead to the Company’s such Subsidiary’s (as the case may be) being defined “insolvent” under the Israeli Insolvency and Economic Recovery Law, 2018.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) could have a material adverse effect on any Buyer’s investment hereunder or (ii) could have a Material Adverse Effect. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its organizational documents, any certificate of designation, preferences or rights of any other outstanding series of preferred shares of the Company or any of its Subsidiaries or bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association or certificate of incorporation or bylaws or other organizational documents, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses as presently conducted, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries as presently conducted, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(o) Foreign Corrupt Practices. Neither the Company, the Company’s subsidiary or any director, officer, employee, nor, to the Company’s knowledge, any agent or other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, nor has the Company, the Company’s subsidiary or any director, officer, or employee, nor, to the Company’s knowledge, any agent or other person acting for or on behalf of the Company offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(p) [Intentionally Omitted]

(q) Transactions With Affiliates. No current employee, partner, director, officer or 5% shareholder (direct or indirect) of the Company or its Subsidiaries, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than spouse, sibling or parent of any of the foregoing, is presently, or since January 1, 2019 has ever been, to the Company’s knowledge, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or 5% shareholder or such associate or affiliate or relative (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries, as set forth in Schedule 3(q)) other than equity investments listed on Schedule 3(q);. No employee, officer, 5% shareholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary or other compensation for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other employee benefits approved by the Board of Directors of the Company) except as set forth in Schedule 3(q).

(r) Equity Capitalization.

(i) Definitions:

(A) “Ordinary Shares” means (x) the Company’s ordinary A shares, with a par value of NIS 0.01 per share, and (y) any share capital into which such ordinary shares shall have been changed or any share capital resulting from a reclassification of such ordinary shares.

(B) “Ordinary A Shares” means (x) the Company’s ordinary A shares, with a par value of NIS 0.01 per share, and (y) any share capital into which such ordinary A shares shall have been changed or any share capital resulting from a reclassification of such ordinary A shares.

(C) “Preferred A Shares” means (x) the Company’s preferred A shares, NIS 0.01 per share, the terms of which are set forth in the Articles of Association of the Company, as in effect from time to time, and (y) any share capital into which such preferred A shares shall have been changed or any share capital resulting from a reclassification of such preferred A shares (other than a conversion of such preferred A shares into Ordinary Shares in accordance with the terms of the Articles of Association of the Company, as in effect ).

(D) “Preferred A1 Shares” means (x) the Company’s preferred A1 shares, NIS 0.01 per share, the terms of which are set forth in the Articles of Association of the Company, as in effect from time to time, and (y) any share capital into which such preferred A1 shares shall have been changed or any share capital resulting from a reclassification of such preferred A1 shares (other than a conversion of such preferred A1 shares into Ordinary Shares in accordance with the terms of the Articles of Association of the Company, as in effect).

(E) “Preferred A2 Shares” means (x) the Company’s preferred A2 shares, NIS 0.01 per share, the terms of which are set forth in the Articles of Association of the Company, as in effect from time to time, and (y) any share capital into which such preferred A2 shares shall have been changed or any share capital resulting from a reclassification of such preferred A2 shares (other than a conversion of such preferred A2 shares into Ordinary Shares in accordance with the terms of the Articles of Association of the Company, as in effect).

(ii) Authorized and Outstanding Share Capital. As of the date hereof (and not as of the Closing), the authorized share capital of the Company consists of (A) 604,758 Ordinary Shares, of which, 119,977 are issued and outstanding and 52,789 shares are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, Ordinary Shares (B) 74,220 Ordinary A Shares, of which, 65,814 are issued and outstanding (C) 242,000 Preferred A Shares, 201,712 of which are issued and outstanding (D) 14,000 Preferred A1 Shares, 13,423 of which are issued and outstanding and (E) 65,000 Preferred A2 Shares, 64,588 of which are issued and outstanding. No Ordinary Shares are held in the treasury of the Company. The outstanding securities of the Company, on a fully-diluted basis, are owned by and registered in the names of such security holders, and in such numbers as specified in the capitalization table attached hereto as Schedule 3(r)(ii). “Convertible Securities” means any share capital or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any share capital or other security of the Company (including, without limitation, Ordinary Shares) or any of its Subsidiaries. Immediately prior to the Closing, the Company shall complete the Capital Restructuring (as defined in the Merger Agreement) pursuant to the Merger Agreement, with the result at all classes of capital stock other than Ordinary Shares shall become and be converted into Ordinary Shares, as provided in the Merger Agreement.

(iii) Valid Issuance; Available Shares; Affiliates. All of the shares that are outstanding at the Closing are duly authorized and, when issued pursuant to the Capital Restructuring and pursuant to the Merger Agreement, or upon issuance will be, validly issued and are fully paid and nonassessable. Schedule 3(r)(iii) sets forth the number of Ordinary Shares that are (A) reserved for issuance pursuant to Convertible Securities (as defined above) (other than the Notes and the Warrants) and (B) that are, as of the date hereof, owned by Persons who are officers, directors and 5% shareholders of the Company or any of its Subsidiaries. Schedule 3(r)(iii) sets forth a true and complete list of each outstanding or promised option or other equity award, and with respect to each such award, to the extent applicable: (i) the name of the holder thereof; (ii) type of the option; (iii) number of Ordinary Shares issuable upon the exercise of such option; (iv) grant date; (v) the exercise price, (vi) the vesting commencement date and vesting schedule (and any acceleration terms, if any); (vii) whether each such option or award was granted and is subject to tax pursuant to Section 3(i) or Section 102 of the Israeli Income Tax Ordinance [New Version], 1961 (together with the regulations promulgated thereunder, as amended, the “ITO”) (and specifying the subsection of Section 102) or tax regimes of other jurisdictions or is a non-qualified stock option or incentive stock option. Each award pursuant to the Company’s Equity Incentive Plan, which is to be modified as provided in the Merger Agreement (the “Plans”). The Company has furnished to the Buyers or their counsel complete and accurate copies of the Plan and forms of option agreements used thereunder. To the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding Ordinary Shares (calculated based on the assumption that all Convertible Securities (as defined below), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% shareholder for purposes of federal securities laws).

(iv) Existing Securities; Obligations. (A) except as set forth in the Company’s Articles of Association as currently in effect or as is proposed to be in effect upon consummation of the Merger, none of the Company’s or any Subsidiary’s shares, interests or share capital is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) except as set forth in Schedule 3(r)(ii), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or share capital of the Company or any of its Subsidiaries; (C) except as set forth in Schedule 3(r)(ii), there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement) or under the Israeli Securities Law; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement, other than option and equity-based incentive plans or RSU plans described on Schedule 3(r)(ii).

(v) Organizational Documents. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Articles of Association, as amended and as in effect on the date hereof (the “Articles of Association”), and the Company’s Memorandum of Association, as amended and as in effect on the date hereof (the “Memorandum of Association”) and as proposed to be amended pursuant to the Merger Agreement, and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto and the form of Articles of Association to be effective upon completion of the Merger.

(s) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, except as disclosed on Schedule 3(s), (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with IFRS) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with IFRS, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t) Litigation. There is no action, suit, arbitration, proceeding, inquiry or investigation before, any court, arbitration tribunal, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Ordinary Shares or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(t). No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, to the Company’s knowledge, there has not been and there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current director or officer of the Company or any of its Subsidiaries. The Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, as presently conducted, at a cost that would not have a Material Adverse Effect.

(v) Employee Matters; Benefit Plans.

(i) Schedule 3(v)(i) sets forth a true, correct and complete list of all employees of the Company whose base compensation exceeds NIS200,000 and includes each such employee’s name, position and title, work location, engaging entity, date of hire, actual scope of employment, salary and any other compensation or benefit. To its knowledge, the Company has correctly classified employees as exempt or non-exempt employees under the Hours of Work and Rest Law, 1951. Schedule 3(v)(i) of sets forth a true and complete list of all present independent contractors whose compensation for 2021 or 2020 is at least NIS 200,000 per annum, services providers, and consultants, engaged, directly or indirectly, by the Company (“Contractors”) and includes each Contractor’s name, location of services, engaging entity, prior notice period, date of commencement, scope of engagement and rate of all regular compensation and benefits, bonus or any other compensation payable. To the Company’s knowledge, all Contractors (including current and former Contractors) are and were properly classified as independent contractors by the Company and none of the Contractors is or has been entitled to any employment rights and/or benefits under the applicable labor laws. All past and present employees of the Company have executed employment agreement or services agreement (as applicable) in the Company’s standard forms.

(ii) Except as set forth on Schedule 3(v)(ii), the employment of each officer and employee of the Company is terminable at the will of the Company by a notice of up to 30 days. The Company and its Subsidiaries have complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers’ compensation insurance and the payment of social security and other taxes. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or its Subsidiaries, as the case may be, nor does the Company have a present intention, or know of a present intention of its Subsidiaries, to terminate the employment of any officer, key employee or group of employees. There are no pending or, to the knowledge of the Company, threatened employment charges or complaints against or involving the Company or its Subsidiaries before any federal, state, or local board, department, commission or agency, including discrimination, sexual harassment or bullying charges or complaints, disputes or grievances affecting the Company or its Subsidiaries.

(iii) Since the Company’s inception, neither the Company nor its Subsidiaries has experienced any labor disputes, union organization attempts or work stoppage due to labor disagreements. There are no unfair labor practice charges or complaints against the Company or its Subsidiaries pending, or to the knowledge of the Company, threatened before the National Labor Relations Board or any comparable Governmental Entity or authority in Israel. There are no written or oral contracts, commitments, agreements, understandings or other arrangements with any labor organization, nor work rules or practices agreed to with any labor organization or employee association, applicable to employees of the Company or any of its Subsidiaries, nor is the Company or its Subsidiaries a party to, or bound by, any collective bargaining or similar agreement; there is not, and since the Company’s inception there has not been, any representation of the employees of the Company or its Subsidiaries by any labor organization and, to the knowledge of the Company, there are no union organizing activities among the employees of the Company or its Subsidiaries, and to the knowledge of the Company, no question concerning representation has been raised or is threatened respecting the employees of the Company or its Subsidiaries.

(iv) Schedule 3(v)(iv) contains a true, correct and complete list of each pension, retirement, savings, deferred compensation and profit-sharing plan and each share option, share appreciation, share purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan (whether written or otherwise) and any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), relating to the Company’s United States employees under which the Company has any current or future obligation or liability (including any potential, contingent or secondary liability under Title IV of ERISA) or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company has or may have any current or future right to benefits (the term “plan” shall include any contract, agreement (including an employment or independent contractor agreement), policy or understanding, each such plan being hereinafter referred to in this Agreement individually as a “Benefit Plan”). The Company has delivered to each Buyer true, correct and complete copies of (i) each material Benefit Plan, including any amendments thereto, (ii) the latest annual report, if any, which has been filed with the Internal Revenue Service (the “IRS”) for each Benefit Plan required to file an annual report, if any, and (iii) the most recent IRS determination letter for each Benefit Plan that is a pension plan (as defined in ERISA) intended to be qualified under Section 401(a) of the Code. Each Benefit Plan for United States employees which is intended to be tax qualified under Sections 401(a) and 501(a) of the Code is and has been determined by the IRS or is a plan the form of which has been determined by the IRS to be tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendment to or failure to amend any such Benefit Plan and, to the Company’s knowledge, no other event or circumstance has occurred that could reasonably be expected to adversely affect its tax qualified status.

(v) There are no actions, claims, audits, lawsuits or arbitrations pending, or, to the knowledge of the Company, threatened, with respect to any Benefit Plan or the assets of any Benefit Plan. Except as set forth in Schedule 3(v)(v), each Benefit Plan has been administered in all material respects in accordance with its terms and with all applicable Legal Requirements (as defined below) (including, without limitation, the Code and ERISA). “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

(vi) Except as set forth in Schedule 3(v)(vi), the consummation of the transactions contemplated by this Agreement will not (1) entitle any employee or independent contractor of the Company or its Subsidiaries to severance pay or termination benefits, (2) accelerate the time of payment or vesting, or increase the amount of compensation due to any current or former employee or independent contractor of the Company or its Subsidiaries, (3) obligate the Company or any of its affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any current or former employee, consultant, agent or independent contractor of the Company or its Subsidiaries for periods before the applicable Closing Date, (4) require assets to be set aside or other forms of security to be provided with respect to any liability under a Benefit Plan, or (5) result in any “parachute payment” (within the meaning of Section 280G of the Code) under any Benefit Plan.

(vii) No Benefit Plan is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA. No such Benefit Plan is subject to Title IV of ERISA and no Benefit Plan is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA). Since inception, neither the Company, its Subsidiaries, nor any business or entity treated as a single employer with the Company or its Subsidiaries for purposes of Title IV of ERISA contributed to or was obliged to contribute to a pension plan that was at any time subject to Title IV of ERISA.

(viii) No Benefit Plan has provided, been required to provide, provides or is required to provide, at any time in the past, present, or future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any Person beyond one year following termination of employment, except to the extent required under any state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980B of the Code. No such Benefit Plan covers any individual that is not an employee or advisor of the Company or its Subsidiaries, other than spouses and dependents of employees under health and child care policies listed in Schedule 3(v)(viii), true and complete copies of which have been made available to each Buyer.

(ix) Except as otherwise listed in Schedule 3(v)(viii), each officer of the Company is currently devoting all of such officer’s business time to the conduct of the business of the Company. Except as otherwise listed in Schedule 3(v)(viii), the Company is not aware of any officer or key employee of the Company or any of its Subsidiaries planning to work less than full time at the Company or its Subsidiaries in the future.

(x) All Company’s Israeli employees are subject to Section 14 Arrangement under the Israeli Severance Pay Law, 1963 from the commencement date of their employment and on the basis of their entire salary. The Company’s liability for any obligations to pay any amount of severance payment, pension, accrued vacation, and other social benefits and contributions, under applicable law or contract, or any other payment of substantially the same nature, is fully funded by deposit of funds in severance funds, pension funds, managers insurance policies or provident funds (and if not required to be so funded) adequate provisions have been made in the Company’s Financial Statements.

(w) Assets; Title.

(i) Except as set forth in Schedule 3(w)(i), each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in, as applicable, all of its properties and assets, free and clear of all Liens. All tangible personal property owned by the Company and its Subsidiaries has been maintained in good operating condition and repair, except (x) for ordinary wear and tear, and (y) where such failure would not have a Material Adverse Effect. All assets leased by the Company or any of its Subsidiaries are in the condition required by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof. The Company and its Subsidiaries have good and marketable title in fee simple to all real property, if any, and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such Liens set forth in Schedule 3(w)(i).

(ii) Schedule 3(w)(ii) sets forth a complete list of all real property and interests in real property leased by the Company as of the date hereof (the “Company Real Property”). To its knowledge, the Company has good and valid leasehold interest in all real property and interests in real property shown on Schedule 3(w)(ii) to be leased by it free and clear of all Liens except where such Liens would not have a Material Adverse Effect. Except as set forth on Schedule 3(w)(ii), there exists no default, or any event which upon notice or the passage of time, or both, would give rise to any default, in the performance of the Company or by any lessor under any such lease, nor, to the knowledge of the Company, is the landlord of any such lease in default except where any such default would not have a Material Adverse Effect.

(x) Intellectual Property.

(i) Except as set forth in Schedule 3(x)(i), he Company exclusively owns all right, title and interest in and to, or have a valid and enforceable license to use, free and clear of all liens (except as set forth on Schedule 3(x)(i)), charges, claims and restrictions, all the Intellectual Property used by the Company and its Subsidiaries in connection with their respective businesses, which represents all intellectual property rights necessary to the conduct of the Company’s and its Subsidiaries’ business as now conducted and as presently proposed to be conducted (“Company Intellectual Property”). The Company and its Subsidiaries are in compliance with all contractual obligations relating to the protection of the Company Intellectual Property as they use pursuant to license or other agreement. To the Company’s knowledge, the Company, its Subsidiaries and their products and services have not violated, misappropriated or infringed, nor, by conducting their business, as currently conducted, or as presently proposed to be conducted (including, without limitation, the transmission, reproduction, use, display or modification of any content or material (including framing, and linking web site content) on a web site, bulletin board or other like medium hosted by or on behalf of the Company or any of its Subsidiaries), would they violate, misappropriate, and are not reasonably expected to, conflict with or infringe any proprietary right or Intellectual Property of any third party. There is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary: (i) alleging any such conflict or infringement with any third party’s proprietary rights; or (ii) challenging the Company’s or any Subsidiary’s ownership or use of, or the validity or enforceability of any Company Intellectual Property.

(ii) Schedule 3(x)(ii) sets forth a complete and current list of all the Intellectual Property registered or filed by, or on behalf of, the Company or its Subsidiaries anywhere in the world that is owned by the Company or a Subsidiary (“Listed Company Intellectual Property”) and any material unregistered trademarks used by the Company or its Subsidiaries, and includes the owner of record, date of application or issuance and relevant jurisdiction as to each. All Listed Company Intellectual Property is owned by the Company or a Subsidiary, free and clear of security interests, liens, encumbrances or claims of any nature, except as set forth in Schedule 3(x)(ii). All Listed Company Intellectual Property is valid, subsisting, unexpired, in proper form and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been fully and timely paid. None of the Listed Company Intellectual Property has been opposed, cancelled or held unenforceable and is not the subject of any proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration, except as noted on Schedule 3(x)(ii). The consummation of the transactions contemplated hereby will not alter or impair the Company’s or the Subsidiaries’ rights in and to any Intellectual Property that is owned or licensed by the Company or a Subsidiary.

(iii) Schedule 3(x)(iii) sets forth a complete list of all agreements relating to Intellectual Property to which the Company or a Subsidiary is a party, subject or bound (the “Company Intellectual Property Contracts”) (other than agreements involving (A) the license of the Company of standard, generally commercially available “off-the-shelf” third party products that are not and will not to any extent be part of any product, service or intellectual property offering of the Company or (B) non-disclosure or non-use of information). Each Company Intellectual Property Contract: (i) is valid and binding on the Company or a Subsidiary, as the case may be, and, to the Company’s knowledge, the counterparties thereto, and is in full force and effect and (ii) upon consummation of the transactions contemplated hereby shall continue in full force and effect without penalty or other adverse consequence. The Company and its Subsidiaries are not in breach of any Company Intellectual Property Contracts in any material respect, and to the knowledge of the Company, no other parties to the Company Intellectual Property Contracts are in breach thereof. The Company or its Subsidiaries have not received any notice that the other parties to the Company Intellectual Property Contracts intend to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or right thereunder.

(iv) Except as set forth in Schedule 3(x)(iv), the Company and its Subsidiaries are not under any obligation to pay royalties or other payments in connection with any agreement, nor restricted from assigning their rights respecting Intellectual Property nor will the Company or any Subsidiary otherwise be, as a result of the execution and delivery of this Agreement or the performance of the Company’s obligations under this Agreement, in breach of any agreement relating to the Intellectual Property.

(v) Except as set forth on 3(x)(v), no present or former employee, officer or director of the Company or any Subsidiary, or agent or outside contractor of the Company or any Subsidiary, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Company Intellectual Property that is owned or, to the Company’s knowledge, licensed by the Company or any Subsidiary.

(vi) To the Company’s knowledge: (i) none of the Listed Company Intellectual Property has been used, disclosed or appropriated to the detriment of the Company or any Subsidiary for the benefit of any Person other than the Company; and (ii) no employee, independent contractor or agent of the Company or any Subsidiary has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Company or any Subsidiary. To the Company’s knowledge, no person has infringed, misappropriated or violated or is infringing, misappropriating or violating any Company Intellectual Property.

(vii) The Company and its Subsidiaries are not utilizing any Intellectual Property or other proprietary information of any of its current or former Personnel made prior to their employment or engagement with the Company or the Subsidiaries, as the case may be, in the development of the Intellectual Property owned by the Company, other than those that have been duly and validly assigned to the Company or the Subsidiaries, by such Personnel, pursuant to the IP Assignment Agreements, and, to the Company’s knowledge, no third party has any rights in such Intellectual Property rights. No current or former Personnel has excluded works or inventions from his or her assignment of inventions pursuant to the IP Assignment Agreements.

(viii) Except as set forth in Schedule 3(x)(viii), no funding or grants from, or facilities of, a governmental body or institution, university, college or other academic or educational institution or research center, or organization whose primary purpose is to create or foster the creation of Open Source Software (as defined below) (or any affiliate of any of the foregoing), was used by the Company or any Subsidiary or on their behalf, or by any of the Company’s founders prior to the incorporation of the Company, in the development of the Company Intellectual Property owned by the Company.

(ix) Any and all Intellectual Property of any kind (including programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship) that was developed or created, or is currently being developed, by any past or present employees, consultants, founders, officers, contractors or any other individuals or entities (including directors and advisors) of the Company or any Subsidiary (“Personnel”), during and as a result of their employment or engagement with the Company or the Subsidiary, as the case may be (and with respect to the founders, to the extent applicable, also prior to the incorporation of the Company or a Subsidiary, as the case may be), (“Company Works”) is the exclusive property of the Company. Each such Personnel who has created Company Works or who in the regular course of his employment or engagement with the Company or any Subsidiary may create Company Works, have entered into written binding agreements with the Company or the Subsidiary, as applicable, which (i) confirming the Company’s or the Subsidiary’s ownership in the Company Works and duly assigning to the Company or the Subsidiary, as the case may be, all right, title and interest in and to such Company Works, and (ii) explicitly and irrevocably waiving all non-assignable rights (including moral rights) and rights to receive royalties or compensation in connection therewith (including, without limitation, with respect to the Company’s employees, waiver under Section 134 of the Israeli patents law, 1967). True and correct copies of such agreements have been provided to the Buyers, (“IP Assignment Agreements”). Neither the Company the Subsidiaries nor, to the Company’s knowledge, any other party to any of the foregoing IP Assignment Agreements has breached or is currently breaching his/her/its obligations, warranties and representations under such agreements.

(x) Except as set forth in Schedule 3(x)(x), no current or former Personnel of the Company or any Subsidiary, who is or was involved in, or who is contributing or contributed to the creation or development of any Company Intellectual Property is or has engaged with, performed services for or otherwise is or was under restrictions resulting from his or her relations with any government, university, college, other academic or educational institution or research center, Israel Defense Force, organization whose primary purpose is to create or foster the creation of Open Source or other third party, during the time such Personnel is or was so involved in, or contributing to the creation or development of any Company Intellectual Property.

(xi) Open Source Software. Except as set forth on Schedule (3)(x)(xi)m, the Company has not used in the development, compilation or creation of its products, nor embedded any Open Source Software in any Company Intellectual Property owned by the Company or in any of its products generally available or in development. The Company is, and has been at all times, in compliance with the terms of use of any open source license which govern the use of the Open Source Software listed in Schedule 3(x)(xi) (including, without limitation, all copyright notice and attribution requirements) and with the Company’s internal guidelines regarding the use of such Open Source Software. The Company has not used any Open Source Software in any manner that would or could obligate (i) the disclosure or distribution (whether free of charge or for payment) of, or provide access to, any source code included in the Company Intellectual Property owned by the Company, (ii) the distribution of the Company’s proprietary software or Company Intellectual Property owned by the Company under an open source license; or (iii) otherwise imposing any limitations, restrictions or conditions on the right of the Company to use the Company’s Intellectual Property or distribute its products or any portion thereof (including by restricting the Company’s ability to charge for distribution of, or to use its products for commercial purposes on an exclusive basis).

(xii) For the purpose of this Agreement:

(1) “Intellectual Property” shall mean all of the following: (A) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (B) inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (C) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (D) copyrights in writings, designs software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (E) database rights; (F) internet websites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Web sites; (G) rights under all agreements relating to the foregoing; (H) books and records pertaining to the foregoing; and (I) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

(2) “Open Source Software” shall mean all software or other material that is distributed as “free software”, “open source software” or under similar licensing or distribution terms (including but not limited to any freeware type licenses or any license identified by the Open Source Initiative at www.opensource.org or any similar licensing or distribution model).

(y) Environmental Laws(i) . (i) The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) No Hazardous Materials:

(A) have been disposed of or otherwise released from any Company Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or

(B) are present on, over, beneath, in or upon any Company Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Company Real Property has occurred that violates any Environmental Laws, which violation would have a material adverse effect on the business of the Company or any of its Subsidiaries.

(iii) Neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Company Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iv) None of the Company Real Properties are on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(z) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa) Tax Status.

(i) Each of the Company and, except as set forth in Schedule 3(aa)(i), the Subsidiaries has accurately prepared and filed or caused to be filed in a timely manner (within any applicable extension periods) and in the appropriate jurisdictions all returns, reports, information statements and other documentation (including any additional or supporting materials) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on, or measured by, income, franchise, profits, gross income or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, share capital, share transfer, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, environmental, transfer and gains taxes and customs duties (each a “Company Tax”) and shall include amended returns required as a result of examination adjustments made by the Israeli Tax Authority (the “ITA”), the IRS or other Governmental Entity responsible for the imposition of any Company Tax (collectively, the “Company Returns”) and such Company Returns are true, correct and complete in all material respects.

(ii) Each of the Company and the Subsidiaries has paid all Company Taxes (including, without limitation, those due in respect of the properties, income, franchises, licenses, sales or payrolls) and other assessments due from and payable by the Company and the Subsidiaries on or prior to the date hereof on a timely basis, after giving effect to any permitted extensions, except as to those set forth in Schedule 3(aa)(ii). The charges, accruals, and reserves for Company Taxes with respect to the Company and the Subsidiaries are adequate to cover Company Tax liabilities of the Company and the Subsidiaries accruing on an annual basis in accordance with IFRS. Except as set forth in Schedule 3(aa)(ii), each of the Company and the Subsidiaries has complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Company Taxes (including withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code and similar provisions under any other applicable Legal Requirements) and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required. Except as set forth in Schedule 3(aa)(ii), neither the Company nor any of the Subsidiaries has received notice of assessment or proposed assessment of any Company Taxes claimed to be owed by it or any other Person on its behalf. Except as set forth in Schedule 3(aa)(ii), to the Company’s knowledge, no Company Returns filed by or on behalf of the Company or any of the Subsidiaries with respect to Company Taxes are currently being audited or examined. Except as set forth in Schedule 3(aa)(ii), neither the Company nor any of the Subsidiaries has received notice of any such audit or examination. Except as set forth in Schedule 3(aa)(ii), no issue has been raised by any taxing authority with respect to the Company or any of the Subsidiaries in any audit or examination which, by application of similar principles, could reasonably be expected to result in a proposed material negative adjustment to the liability for Company Taxes for any period not so examined.

(iii) Except as set forth in Schedule 3(aa)(iii), no known Liens have been filed and no claims are being asserted by or against the Company or any of the Subsidiaries with respect to any Company Taxes (other than Liens for Company Taxes not yet due and payable). Neither the Company nor any of the Subsidiaries has elected pursuant to the Code to be treated as an S corporation or any comparable provision of local, state or foreign law, or has made any other elections pursuant to the Code (other than elections that relate solely to entity classification, methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company and the Subsidiaries, individually or in the aggregate. The Company has not made any elections pursuant to the ITO (other than elections that related solely to methods of accounting, depreciation or amortization). The Company is not subject to any tax ruling nor has it ever applied to receive any tax determination or ruling. Except as set forth in Schedule 3(aa)(xi), the Company and its Subsidiaries have not claimed any tax credit or deferral, delayed any payment of tax or claimed any other tax benefit pursuant to any law or regulations intended to address the consequences of COVID-19.

(iv) No claim has ever been made, or, to the knowledge of the Company, is threatened or pending, by any authority in a jurisdiction where the Company or any of the Subsidiaries, respectively, does not file Company Returns that the Company or any of the Subsidiaries is or may be subject to taxation by that jurisdiction, and neither the Company nor any of the Subsidiaries has received any notice or request for information from any such authority. Neither the Company nor any of the Subsidiaries has been a member of an affiliated group (as defined in Section 1504(a) of the Code) or filed or been included in a combined, consolidated or unitary income tax return other than the affiliated group of which the Company is currently the common parent. Neither the Company nor any of the Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting methods initiated by the Company or any of the Subsidiaries, and no Governmental Entity has proposed an adjustment or change in accounting method. All transactions or methods of accounting that could give rise to a substantial understatement of federal income tax as described in Section 6662(d)(2)(B)(i) of the Code have been adequately disclosed on the Company’s and the Subsidiaries’ federal income tax returns in accordance with Section 6662(d)(2)(B) of the Code. Neither the Company nor any of the Subsidiaries is a party to any Company Tax sharing or Company Tax indemnity agreement or any other agreement of a similar nature that remains in effect. Neither the Company nor any of the Subsidiaries has consented to any waiver of the statute of limitations for the assessment of any Company Taxes or has requested any extension of time for the payment of any Company Taxes. Neither the Company nor any of the Subsidiaries is obligated to make, nor as a result of any event connected with the transactions contemplated by this Agreement will become obligated to make, any payment that would not be deductible under Section 280G of the Code.

(v) The net operating loss carryforwards (“NOLs”) for Israeli and United States federal income tax purposes of the consolidated group of which the Company is the common parent, if any, shall not be adversely effected by the transactions contemplated hereby. The transactions contemplated hereby do not constitute an “ownership change” within the meaning of Section 382 of the Code, thereby preserving the Company’s ability to utilize such NOLs.

(vi) All related party transactions or agreements to which the Company is a party (including, intercompany agreements) comply with transfer pricing rules and regulations under applicable law (including, Section 85A of the ITO).

(vii) All options granted and/or shares issued which were designated upon grant as being subject to the capital gain track of Section 102 of the ITO (“Section 102”) (including any securities issued thereunder) have been issued and/or granted by the Company in compliance with, and were and are in compliance with, the applicable terms and conditions and requirements of Section 102 and the written requirements, guidance and guideline of the ITA, including without limitation, timely deposit by the Company, with an approved trustee, of the applicable resolutions of the board of directors of the Company under which such options and/or shares were granted or issued, as applicable, and timely deposit by the Company with the approved trustee of all applicable executed award agreements and no notice or action has been threatened against the Company (nor is the Company aware of a reasonable basis for an action against the Company) with respect to the failure of the Company to comply with such requirements. The Company has never adjusted or amended the exercise price, the vesting schedule or any other term of any share options previously awarded under Section 102, whether through amendment, cancellation, replacement grant, repricing, or any other means. The Company is duly registered for the purposes of Israeli value added tax and has complied in all respects with all requirements concerning value added taxes (“VAT”). The Company (i) is not and has never been subject to any circumstances where it can reasonably be expected that there will not be an entitlement to full credit of all VAT chargeable or paid on inputs, supplies, and other transactions and imports made by the company, (ii) has collected and timely remitted to the relevant tax authority all output VAT which it is required to collect and remit under any applicable law, and (iii) has not received a refund for input VAT for which it is not entitled under any applicable law.

(bb) Internal Accounting and Disclosure Controls. Subsequent to the Closing Date, the Company will use its reasonable best efforts to develop and have in effect internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) and disclosure controls and procedure (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. As a privately owned Israeli corporation, the Company is not subject to the provisions of the Sarbanes Oxley Act or the 1934 Act that relate to internal controls over financial reporting and disclosure controls and procedures.

(cc) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the Financial Statements or in the Company’s filings with the SEC in connection with the Merger that is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ee) Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that, (i) following the public disclosure by the SPAC of the transactions contemplated by the Transaction Documents, in accordance with the terms hereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Ordinary Shares which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver Ordinary Shares upon conversion, exercise or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Ordinary Shares of the Company. The Company further understands and acknowledges that, following the public disclosure by the SPAC of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) one or more Buyers may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable Ordinary Shares) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Warrant Shares or Conversion Shares, as applicable, deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable Ordinary Shares), if any, can reduce the value of the existing shareholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(ff) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(gg) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon any Buyer’s request.

(hh) Registration Eligibility. The Company is eligible to register the Registrable Securities (as defined in the Registration Rights Agreement) for resale by the Buyers using Form F-1 or Form S-1 promulgated under the 1933 Act.

(ii) Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(jj) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge, any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(ll) Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(mm) Books and Records. The books of account, ledgers, order books, records and documents of the Company and its Subsidiaries accurately and completely reflect all information relating to the respective businesses of the Company and its Subsidiaries, the nature, acquisition, maintenance, location and collection of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts receivable of the Company or its Subsidiaries, as the case may be, except where the failure to so reflect such information would not have a Material Adverse Effect. The minute books of the Company and its Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the shareholders, boards of directors and all committees of the boards of directors, and other governing Persons of the Company and its Subsidiaries, respectively.

(nn) Management. The directors and officers of the Company and each Subsidiary are listed on Schedule  3(nn)(i). Except as set forth in Schedule 3(nn)(ii) hereto, during the past five year period, no current or, to the Company’s knowledge, former officer or director of the Company or any of its Subsidiaries has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2) Engaging in any particular type of business practice; or

(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(oo) Share Option Plans(b) . Each share option granted by the Company was granted in accordance with the terms of the applicable share option plan of the Company. No share option granted under the Company’s share option plan has been backdated.

(pp) No Disagreements with Accountants and Lawyers(c) . There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about the Financial Statements. Based on those discussions, the Company has no reason to believe that it will need to restate any such Financial Statements or any part thereof.

(qq) No Disqualification Events(d) . With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(rr) Other Covered Persons(e) . Except as set forth in Schedule 3(rr), the Company is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(ss) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(tt) Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(uu) Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(vv) Ranking of Notes. Other than Permitted Indebtedness (as defined in the Notes) secured by Permitted Liens (as defined in the Notes), if any, no Indebtedness of the Company, at the Closing, will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

(ww) Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, to its knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Material Adverse Effect on the Company’s business as currently conducted. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards consistent with industry practice designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses as currently conducted, similar to those taken by companies similarly situated in the industry in which the Company operates. “Personal Data” means (i) any personally identified or identifiable information about any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (such as, a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number); (ii) any information which would qualify as “information,” “personally identifying information,” “personal data,” “personal information,” or other similar terms as defined under applicable Privacy Laws (including the Federal Trade Commission Act), as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and/or (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same or other misuse of any Personal Data collected or otherwise processed by the Company, its Subsidiaries or on their behalf, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same. Except as set forth in Schedule 3(ww), the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xx) Compliance with Data Privacy Laws.

(i) Except as set forth in Section 3(xx), the Company and its Subsidiaries are, in compliance with all applicable state and federal data privacy and security laws and regulations (including all guidelines published by the applicable privacy authorities in all relevant jurisdictions), including without limitation the Israeli Protection of Privacy Law, 1981 and related regulations, such as the Protection of Privacy Regulations (Data Security), 2017, and the GDPR (EU 2016/679) (collectively, the “Privacy Laws”) to the extent that the Company or any Subsidiary is subject to such laws. The Company and its Subsidiaries have in place, comply with, and taken all measures required by applicable Privacy Laws and Requirements to protect the privacy of any Personal Data collected or otherwise processed by the Company, its Subsidiaries or on their behalf and to maintain in confidence such Personal Data. The Company and the Subsidiaries have commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Data collected by them or on their behalf from and against unauthorized access, use and/or disclosure, similar to those taken by companies similarly situated in the industry in which the Company operates. The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policies have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law. “Privacy Laws and Requirements” shall mean all legal requirements under (i) Privacy Laws (ii) all contractual obligations applicable to Personal Data or the access thereto or use or transfer thereof, (iii) the Company’s and the Subsidiaries’ internal and public-facing privacy policies (“Policies”), and (iv) third party privacy policies which the Company or its Subsidiaries (or any one acting on their behalf) has been contractually obligated to comply with.

(ii) All databases owned, controlled, held or used by the Company and required to be registered by the Company under applicable laws have been properly registered, and the data therein has been used by the Company solely as permitted pursuant to such registrations.

(iii) Any consents required under applicable laws for the collection, processing, transfer and other use of Personal Data by the Company, its Subsidiaries or on their behalf, for the conduct of the business of the Company and its Subsidiaries, as currently conducted have been obtained.

(iv) No claims have been asserted, nor any proceedings, actions, inquiries, audits or to the knowledge of the Company, investigations are pending or, to the Company’s knowledge, threatened against the Company, its Subsidiaries (or any of their officers, directors, or employees (in their capacity as such)) by any person or entity alleging a violation of any person’s privacy, personal or confidentiality rights under the Privacy Laws and Requirements. The Company and its Subsidiaries have not received any subpoena, demand, or other written notice from any governmental authority investigating, inquiring into, or otherwise relating to any actual or potential violation of any Privacy Laws and Requirements.

(v) The consummation of the transactions contemplated hereby (including the execution, delivery, or performance of this Agreement) and, shall not violate the Privacy Laws and Requirements as they currently exist or as they existed at any time during which any Personal Data was collected, obtained or otherwise processed by the Company, its Subsidiaries or on their behalf.

(yy) Compliance with Laws and Other Instruments. The Company and each Subsidiary, and has been, in compliance, in all material respects, with all applicable laws (including export, import and other trade compliance laws, including, laws which restrict or prohibit the carrying on of business with individuals, corporations or countries, such as, the Israeli Trading with the Enemy Ordinance, as amended, and any regulations and orders promulgated related thereto) except where such failure could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice of or been charged with the violation of any law and, to Company’s knowledge, there is no threatened action or proceeding against the Company or any Subsidiary under any of such laws. The Company is not in violation of or default under (i) any provisions of its Articles of Association as in effect prior to the Closing, or (ii) any order, writ, injunction, decree or judgment of any court or any governmental department, commission or agency, domestic or foreign, to which it is subject or by which it is bound. None of the Company’s products, services, intellectual property or operations as presently conducted is subject to any restriction or limitation or requires a license or registration under applicable laws, in each case, relating to marketing, export or import controls. Without limiting the generality of the foregoing, the Company has not and is not using or developing, or otherwise engaged in, encryption technology or other technology whose development, commercialization or export is restricted, and the conduct of the business as currently conducted does not require obtaining a license from any governmental authorities, under applicable laws (including the Israeli Ministry of Defense or an authorized body thereof pursuant to Section 2(a) of the Control of Products and Services Declaration (Engagement in Encryption), 1974, or other applicable laws regulating the use, development, commercialization or export of such technology).

(zz) Governmental Grants.

(i) Except as set forth in Schedule 3(zz)(i), the Company has not applied, obtained or received any grant, loan, incentives, benefits (including tax benefits), subsidies or other assistance from any governmental or regulatory authority or any agency, or any international or bilateral fund, institute or organization or public entities or authorities, including, from the Investment Center of the Ministry of Economy and Industry of the State of Israel or the National Authority for Technological Innovation (previously known as the Office of the Chief Scientist of Israel’s Ministry of Economy) (“IIA”) (collectively “Governmental Grants”), nor is the Company an “approved enterprise”, “benefited enterprise” or “preferred enterprise” within the meaning of the Israeli Encouragement of Capital Investments Law, 1959.

(ii) Schedule 3(zz)(ii), sets forth a true and complete list of each pending and outstanding Governmental Grant that the Company has received or applied for, and includes (i) the aggregate amounts of each IIA Governmental Grant and each pending Governmental Grant requested by the Company, (ii) the aggregate outstanding obligations thereunder with respect to royalties or other amounts payable by the Company to the IIA, and (iii) the outstanding amounts to be paid by the IIA to the Company under the IIA Governmental Grants, if any. The Company is and has been at all times in material compliance with the terms, conditions, requirements and criteria of any Governmental Grants and any applicable laws (including the Israeli Encouragement of Research and Development in the Industry Law, 5744-1984 (as amended from time to time, including regulations, directives, procedures, guidelines and rules as issued from time to time by the IIA), the “Innovation Law”), including restrictions on the transfer of know-how and obligations relating to the payment of royalties, and has duly fulfilled the conditions, undertakings, reporting and other obligations relating thereto. To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that could reasonably be expected to give rise to (i) the revocation, withdrawal, suspension, cancellation, recapture or material modification of any Governmental Grant; (ii) the imposition of any material limitation on any Governmental Grant or any material benefit available in connection with any Governmental Grant; (iii) a requirement that the Company return or refund any benefits provided under any Governmental Grant; or (iv) an acceleration or increase of royalty payments obligation (including total royalty amount and royalty rate), or obligation to pay additional payments to the IIA, in each case, other than ongoing royalty payments.

(iii) No claim or challenge have been made by the IIA with respect to the entitlement of the Company to any Governmental Grants or the compliance with the terms, conditions, obligations or laws relating to the Governmental Grants and, to the Company’s knowledge, the IIA is not expected to make any claims in connection with the Company’s obligations or restrictions under the Innovation Law. To the Company’s knowledge, the Company is not under an audit regarding any Governmental Grant and there are no pending controversies or disputes with any applicable authority regarding any Governmental Grant.

(iv) The completion of (i) the execution of the IIA Undertaking specified under Section 3(zz)(iv), (ii) the submission of a written notice to the IIA regarding the change in the “holding” in the “Means of Control” in the Company transforming any person not being a citizen or resident of Israel or entity incorporated in Israel into a direct “Interested Party” in the Company, effected as a result of the transactions contemplated by this Agreement, and (iii) the consummation of the transactions contemplated hereby, will not affect the continued qualification for the Governmental Grants received by the Company, the terms or duration thereof or require any reimbursement, repayment, refund or cancellation of any previously claimed or received Governmental Grants.

(aaa) Disclosure. No statement made by the Company in this Agreement, any other Transaction Document or the exhibits and schedules attached hereto or in any certificate or schedule furnished or to be furnished by or on behalf of the Company to the Buyers or any of their representatives in connection with the transactions contemplated hereby (the “Company Representations and Warranties”) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, taken as a whole, not misleading, in light of the circumstances under which they were made. The due diligence materials previously provided by or on behalf of the Company to each Buyer (if any) (the “Due Diligence Materials”), have been prepared in a good faith effort by the Company to describe the Company’s present and proposed products, and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; it being understood that no representation is made as to any projected results of operations. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

3A REPRESENTATIONS AND WARRANTIES OF SPAC

The SPAC represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. The SPAC is an entity organized and validly existing and in good standing under the laws of the jurisdiction in which it was formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The SPAC has no subsidiaries. The SPAC is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a SPAC Material Adverse Effect (as defined below). As used in this Agreement, “SPAC Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the SPAC, (ii) the ability of the SPAC to consummate the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the SPAC to perform any of its obligations under any of the Transaction Documents. For the avoidance of doubt, the amount of the redemption of the SPAC Class A ordinary shares, par value $0.0001 per share, shall not be taken into account in determining whether a SPAC Material Adverse Effect has occurred.

(b) Authorization; Enforcement; Validity. The SPAC has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the SPAC, and the consummation by the SPAC of the transactions contemplated hereby and thereby have been duly authorized by the SPAC’s board of directors, and no further filing, consent or authorization is required by the SPAC or its board of directors or its shareholders, subject to approval of the Merger Agreement by the SPAC’s shareholders. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the SPAC, and each constitutes the legal, valid and binding obligations of the SPAC, enforceable against the SPAC in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law, all subject to approval of the Merger Agreement by the SPAC’s shareholders.

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the SPAC and the consummation by the SPAC of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the SPAC, or any shares or other securities of the SPAC, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the SPAC is a party (including, without limitation, the Merger Agreement), or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”)) applicable to the SPAC or by which any property or asset of the SPAC is bound or affected.

(d) Consents. Other than the Shareholder Approval (as defined below), and the regulatory approvals set forth in the Merger Agreement, subject to the approval of the Merger Agreement by the SPAC shareholders, the SPAC is not required to obtain any consent from, authorization or order of, or make any filing or registration with any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof, and all consents, authorizations, orders, filings and registrations which the SPAC is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and the SPAC is not, as of the date of this Agreement, aware of any facts or circumstances which may reasonably be expected to prevent the SPAC from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

(e) No General Solicitation; Placement Agent’s Fees. Neither the SPAC, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Other than the Placement Agent, the SPAC has not engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(f) No Integrated Offering. None of the SPAC or any of its affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the SPAC for purposes of the 1933 Act or under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the SPAC are listed or designated for quotation. None of the SPAC, its affiliates nor any Person acting on their behalf will take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the SPAC.

(g) SEC Documents; Financial Statements. Except as set forth on Schedule 3(A)(g), during the two (2) years prior to the date hereof, the SPAC has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The SPAC has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents(subject, in the case of the SPAC’s Current Report on Form 8-K (a “Form 8-K”) filed with the SEC on March 29, 2021 (the “Subject Form 8-K”), to the SPAC’s restatement of that balance sheet and footnote disclosure in Exhibit 99.1 to the SPAC’s amended Form 8-K filed with the SEC on May 25, 2021 (the “Amended Subject Form 8-K”), as described on Schedule 3A(g) hereto, and none of the SEC Documents, at the time they were filed with the SEC (with the possible exception of the Subject Form 8-K, which was corrected in the Amended Subject Form 8-K), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the SPAC included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing, subject to restatements and amendments subsequently made in order to comply with guidance issued by the SEC (including, in the case of the audited balance sheet attached to the Subject Form 8-K, its restatement in the audited balance sheet attached to the Amended Subject Form 8-K). Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements as provided in Regulation S-X) and fairly present in all material respects the financial position of the SPAC as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the SPAC or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the SPAC on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the SPAC in its financial statements or otherwise. No other information provided by or on behalf of the SPAC to any of the Buyers which is not included in the SEC Documents (including, without limitation, information referred to in Section 2(e) of this Agreement or in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The SPAC is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the SPAC with respect thereto), as amended prior to the date of this Agreement, included in the SEC Documents (the “SPAC Financial Statements”), nor is the SPAC currently aware of facts or circumstances which would require the SPAC to amend or restate any of the SPAC Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. Except as disclosed in the SPAC’s filings with the SEC, the SPAC has not been informed by its independent accountants that they recommend that the SPAC amend or restate any of the SPAC Financial Statements or that there is any need for the SPAC to amend or restate any of the SPAC Financial Statements.

(h) Absence of Certain Changes. Since the date of the SPAC’s most recent audited financial statements contained in an Annual Report on Form 10-K, except as disclosed in the SPAC’s filings with the SEC, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the SPAC. Since the date of the SPAC’s most recent audited financial statements contained in an Annual Report on Form 10-K, except as contemplated by the Merger Agreement, the SPAC has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. The SPAC has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the SPAC have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The SPAC is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3A(l), “Insolvent” means, (i) with respect to the SPAC (A) the present fair saleable value of the SPAC’s is less than the amount required to pay the SPAC’s total Indebtedness (as defined below), (B) the SPAC are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the SPAC intends to incur or believes that it will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the SPAC (A) the present fair saleable value of the SPAC’s assets is less than the amount required to pay its respective total Indebtedness, (B) the SPAC is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the SPAC intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature.

(i) No Undisclosed Events, Liabilities, Developments or Circumstances; No Assets. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the SPAC, or any of its businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the SPAC under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the SPAC of its Ordinary Shares and which has not been publicly announced, or (ii) could reasonably expected to have a SPAC Material Adverse Effect. Other than as described on Schedule 3A(i) and in the SPAC’s filings with the SEC, the SPAC has no assets or other property.

(j) Conduct of Business; Regulatory Permits. The SPAC is not in violation of any term of or in default under its articles of association, any certificate of designation, preferences or rights of any other outstanding series of preferred shares of the SPAC or its organizational charter, certificate of formation, memorandum of association, articles of association or certificate of incorporation or bylaws, respectively. The SPAC is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the SPAC and will not conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a SPAC Material Adverse Effect. Without limiting the generality of the foregoing, the SPAC is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Ordinary Shares by the Principal Market in the foreseeable future. During the two years (for such portion of such two years since the SPAC’s initial public offering that occurred in February 2021) prior to the date hereof, (i) the Ordinary Shares have been listed or designated for quotation on the Principal Market, (ii) trading in the Ordinary Shares has not been suspended by the SEC or the Principal Market and (iii) the SPAC has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Ordinary Shares from the Principal Market. The SPAC possesses all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct its business as presently conducted, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a SPAC Material Adverse Effect, and the SPAC has not received any notice of proceedings (that remain outstanding) relating to the revocation or modification of any such certificate, authorization or permit. Other than the Merger Agreement and the other documents executed in connection with the Merger Agreement, there is no agreement, commitment, judgment, injunction, order or decree binding upon the SPAC or to which the SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the SPAC, any acquisition of property by the SPAC or the conduct of business by the SPAC as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the SPAC.

(k) Foreign Corrupt Practices. Neither the SPAC nor any director, officer, employee, nor, to the SPAC’s knowledge, any agent or other person acting for or on behalf of the foregoing (individually and collectively, a “SPAC Affiliate”) have violated the FCPA or any other applicable anti-bribery or anti-corruption laws, nor has any SPAC Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or Government Official or to any person under circumstances where such SPAC Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii) assisting the SPAC in obtaining or retaining business for or with, or directing business to, the SPAC.

(l) Transactions With Affiliates. Except as disclosed in the SEC Documents, no current or former employee, partner, director, officer or shareholder known by the SPAC based on Schedule 13D or Schedule 13G filings to be a 5% (direct or indirect) shareholder of the SPAC, or any associate, or, to the knowledge of the SPAC, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently a party to any transaction with the SPAC (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or shareholder or such associate or affiliate (other than for ordinary course services as employees, officers or directors of the SPAC)). No employee, officer, shareholder or director of the SPAC or member of his or her immediate family is indebted to the SPAC nor is the SPAC indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the SPAC, (iii) for other standard employee benefits made generally available to all employees or executives (including share option agreements outstanding under any share option plan approved by the Board of Directors of the SPAC) and (iv) as disclosed in the SEC Documents.

(m) Indebtedness and Other Contracts. The SPAC, (i) except as disclosed on Schedule 3A(m) and the SEC Documents, does not have any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the SPAC or by which the SPAC is or may become bound, (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a SPAC Material Adverse Effect, (iii) does not have any financing statements securing obligations in any amounts filed in connection with the SPAC; (iv) is not in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a SPAC Material Adverse Effect, or (v) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the SPAC’s officers, has or is expected to have a SPAC Material Adverse Effect. The SPAC does not have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the SPAC’s businesses and which, individually or in the aggregate, do not or could not reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, as disclosed in the SPAC’s SEC filings, the SPAC’s sponsor or an affiliate of its sponsor or certain of its officers and directors may make loans to the SPAC to finance transaction costs in connection with an intended initial business combination, including the Merger with the Company.

(n) Litigation. There is no action, suit, arbitration, proceeding, inquiry or investigation before or by any court, public board, other Governmental Entity, self-regulatory organization or body (each, an “Action”) pending or, to the knowledge of the SPAC, threatened against or affecting the SPAC, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3A(n). No director, officer or employee of the SPAC has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the SPAC under the 1933 Act or the 1934 Act. The SPAC is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. The SPAC is not subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(o) Tax Status. The SPAC (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the SPAC know of no basis for any such claim. The SPAC is not operated in such a manner as to qualify as a passive foreign investment SPAC, as defined in Section 1297 of the Code.

(p) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the SPAC or an unconsolidated or other off balance sheet entity that is required to be disclosed by the SPAC in its SPAC Financial Statements and is not so disclosed or that otherwise could be reasonably likely to have a SPAC Material Adverse Effect.

(q) Illegal or Unauthorized Payments; Political Contributions. Neither the SPAC nor, to the best of the SPAC’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the SPAC or any other business entity or enterprise with which the SPAC is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the SPAC.

(r) Money Laundering. The SPAC is in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(s) Management. Except as set forth in Schedule 3A(s) hereto, during the past five year period, no current or former officer or director or, to the knowledge of the SPAC, no current shareholder of the SPAC known by the SPAC to be a 10% shareholder based on such shareholder’s filings with the SEC, has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment SPAC, bank, savings and loan association or insurance SPAC, or engaging in or continuing any conduct or practice in connection with such activity;

(2) Engaging in any particular type of business practice; or

(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(t) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the SPAC to arise, between the SPAC and the accountants and lawyers formerly or presently employed by the SPAC and the SPAC is current with respect to any fees owed to its accountants and lawyers which could affect the SPAC’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the SPAC had discussions with its accountants about its financial statements(including previously restated financial statements). Based on those discussions, the SPAC has no reason to believe that it will need to again restate any such financial statements or any part thereof.

(u) Disclosure. The SPAC confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the SPAC, other than in connection with Merger Agreement and the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The SPAC understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the SPAC. All disclosure provided to the Buyers regarding the SPAC, its businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the SPAC is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the SPAC to each Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the SPAC during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the SPAC or its business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the SPAC but which has not been so publicly disclosed. The SPAC acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section  2.

4. COVENANTS.

(a) Best Efforts. Each Buyer shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company and the SPAC shall each use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Blue Sky. The Company shall make such filings with the SEC in connection with the issuance of the Note and Warrants pursuant to this Agreement as required under applicable law, rules and regulations and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(c) Reporting Status. From the date hereof until the date on which the Buyers shall have sold all of the Registrable Securities (the “Reporting Period”), the Company (or if prior to the Closing Date, the SPAC) shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company (or if prior to the Closing Date, the SPAC) shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. From the time after the Closing that a Form F-3 or S-3 is available to the Company for the registration of the Registrable Securities, the Company shall take all actions necessary to maintain its eligibility to register the Registrable Securities for resale by the Buyers on Form F-3 or S-3.

(d) Use of Proceeds. The proceeds from the sale of the Securities will be placed in the Controlled Account Bank pursuant to the Controlled Account Agreement to be disbursed as provided in Section 4(jj).

(e) Funding Efforts.

(i) The Company shall use reasonable best efforts to enter an agreement (or agreements) with respect to an Approved Financing (as defined below) for pursuant to which investors will invest at the Closing, at least $47,000,000 (the “Minimum Company Raise”), which is computed by deducting from $50,000,000 (a) the $30,000,000 to be paid by the Buyers to the Controlled Account Bank pursuant to this Agreement, (b) an assumed $5,000,001 to be remaining in the Trust Account after all redemptions, and (c) any cash in the bank accounts of the Company and the SPAC, adding (d) the expenses and other payment due at the Closing, estimated at $32,200,000, including any debt to be paid at the Closing and set forth on Schedule 4(e)(i) attached hereto, but not including (e) any other payments, including brokerage fees and commissions and payments pursuant to any backstop or non-redemption agreement, to be paid by the Company or the SPAC in connection with such Approved Financing.

(ii) In the event that, for any reason, as of the close of business on June 30, 2022, the Company and/or the SPAC shall not have entered into an agreement (or agreements) with respect to an Approved Financing pursuant to which investors have unconditionally agreed to invest net proceeds equal to not less than the Minimum Company Raise, either the Company or the Buyers may terminate this Agreement on written notice to the other parties without liability on the part of the Company to make any payment of any kind to the Buyers (other than the fees and expenses to be paid by the Company pursuant to Section 4(h)(i)), and, as a result of such termination no party shall have any additional liability or obligations to any other party pursuant to this Agreement.

(iii) As used in this Agreement, the term “Approved Financings” shall mean any of the following financing structures, such agreements to have such terms as the Company or the SPAC, as the case may be, shall, in its sole discretion, negotiate:

(1) Subsequent Placement of Ordinary Shares and/or warrants to purchase Ordinary Shares, with a fixed price per Ordinary Share of no less than 90% of the Closing Bid Price of the Ordinary Shares on the Principal Market as of the Trading Day ended immediately prior to the time of execution of definitive agreements with respect thereto and with such other terms and conditions reasonably satisfactory to the Required Holders.

(2) In addition to the $4,750,000 in securities issued pursuant to the simple agreements for future equity, in the form attached hereto as Annex 4(e)(iii)(2) (the “Existing SAFE Offering”), solely to the extent outstanding prior to the Closing Date, up to an additional $5.0 million, in the aggregate, pursuant to one or more simple agreements for future equity, in the form attached hereto as Annex 4(e)(iii)(2) (or such other form reasonably satisfactory to the Required Holders) from current Company investors and their affiliates and/or external investors (together with the Existing SAFE Offering, the “Permitted SAFE Offering”).

(3) Solely to the extent outstanding prior to the Closing Date, any backstop or other non-redemption agreements pursuant to which the backstop investors or other public investors purchase shares which would otherwise be redeemed and agree not to redeem the shares, and the Company delivers (or pays) to such investors such consideration (which may consist of cash, Ordinary Shares and/or warrants to acquire Ordinary Shares, as applicable) as the Company and the Required Holders shall mutually agree.

(f) Financial Information. The Company (or if prior to the Closing Date, the SPAC) agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Report on Form 20-F, Report of Foreign Issuer on Form 6-K, any other interim reports or any consolidated balance sheets, income statements, shareholders’ equity statements and/or cash flow statements for any period other than annual, any Report of Foreign Issuer on Form 6-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the SPAC, the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the shareholders of the SPAC and/or the Company, as applicable, generally, contemporaneously with the making available or giving thereof to the shareholders.

(g) Listing. The Company shall promptly apply for the listing of all of the Company Ordinary Shares and Company Warrants on the Principal Market, and shall use its best efforts to obtain the listing of the Ordinary Shares (including the Conversion Shares and the Warrant Shares) and Warrants, subject to meeting Nasdaq’s initial listing requirements. Neither the SPAC, the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Ordinary Shares on the Principal Market. The Company shall pay all fees and expenses in connection with the listing of its securities on the Principal Market. Notwithstanding the foregoing, in the event, following the Company’s submission of a listing application with the Principal Market, the Principal Market does not approve the terms and conditions of the Transaction Documents (an “Exchange Objection”) and the Company and the Required Holders, after bona fide good faith restructuring negotiations (including reasonable accommodations to preserve the integrity of the business deal contemplated hereby and thereby) (collectively, the “Exchange Termination Conditions”), are unable to negotiate revised terms to cure the Exchange Objection of the Principal Market after twenty (20) days, the Company may terminate this Agreement without any payment or penalty (other than the Company’s agreement to reimburse the lead Buyer for the expenses described in Section 4(h)(i) below). Further, in the event that the Ordinary Shares and Warrants are not listed on Nasdaq for failure of the Company to meet the Nasdaq initial listing requirements, including the failure to meet the Nasdaq requirements relating to (w) the market value of unrestricted publicly held shares, (x) unrestricted round lot holder requirements, (y) unrestricted publicly held shares and (z) stockholders’ equity, the Company may terminate this agreement without payment of any fees , and as a result of such termination, no party shall have any further right or obligation under this Agreement (other than the Company’s agreement to reimburse the lead Buyer for the expenses described in Section 4(h)(i) below). To the extent that any representation in Section 3 or Section 3A would be untrue in the event the Ordinary Shares and Warrant Shares are not listed on the Principal Market, such representations are expressly qualified by this Section 4(g). After the Closing Date, the Company shall maintain the Ordinary Shares’ listing or authorization for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”).

(h) Fees

(i) On or prior to the Closing (or, if earlier, upon termination of this Agreement in accordance with Section 8 hereof), a total of $200,000 shall be paid to Kelley Drye & Warren LLP (less $50,000 previously paid by the Company) and $105,000 to Gross & Co., special Israeli counsel to the lead Buyer for legal service to the lead Buyer.

(ii) At, or prior to, the Closing, the Company shall reimburse the lead Buyer for all remaining costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all remaining legal fees of outside counsel and disbursements of Kelley Drye & Warren LLP, U.S. counsel to the lead Buyer, and Gross & Co., special Israeli counsel to the lead Buyer, up to the amounts set forth in Section 4(h)(i) less any payment pursuant to Section 4(h)(i), any other fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (the “Transaction Expenses”) and shall be withheld by the lead Buyer from its Purchase Price at the Closing; provided, that the Company shall promptly reimburse Kelley Drye & Warren LLP and Gross & Co. on demand for all Transaction Expenses not so reimbursed through such withholding at the Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby (including, without limitation, any fees or commissions payable to the Placement Agent, who is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement).

(iii) The Company shall pay, and, each of the SPAC and the Company shall hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(i) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(j) Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transaction. The SPAC shall, on or before 5:30 p.m., New York time on June 13, 2022, issue a press release (the “Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 5:30 p.m., New York time, on June 13, 2022, the SPAC shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (without schedules and without exhibits other than exhibits which are separately filed as exhibits to the Form 8-K), the form of Notes, the form of the Warrants, the form of Guaranties, the form of U.S. Security Agreement, the form of Israel Security Agreement, the form of Leak-Out Agreement and the form of the Registration Rights Agreement) as well as the Merger Agreement and the related agreements described in the Merger Agreement (including all documents filed as exhibits, the “8-K Filing”). Upon the filing of the 8-K Filing, the SPAC shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the SPAC, the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the 8-K Filing, each of the SPAC and the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the SPAC, the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.

(ii) Limitations on Disclosure. Neither the SPAC nor the Company shall, and each of the SPAC and the Company shall cause each of its Subsidiaries, respectively, and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the SPAC, the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer (which may be granted or withheld in such Buyer’s sole discretion). In the event of a breach of any of the foregoing covenants, or any of the covenants or agreements contained in any other Transaction Document, by the SPAC, the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the SPAC, the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents but after review of any such disclosure by securities counsel. No Buyer shall have any liability to the SPAC, the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, shareholders or agents, for any such disclosure. To the extent that the SPAC or the Company, directly or indirectly, delivers any material, non-public information to a Buyer without such Buyer’s consent, each of the SPAC and the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the SPAC, the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company and the SPAC shall be entitled, without the prior approval of any Buyer, to make the Press Release and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company and the SPAC in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), neither the Company nor the SPAC shall (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, each of the SPAC and the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the SPAC and/or the Company, as applicable, and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the SPAC, the Company and/or any of its Subsidiaries, as applicable.

(k) Additional Registration Statements. Until the Applicable Date (as defined below) and at any time thereafter while any Registration Statement is not effective or the prospectus contained therein is not available for use or any Current Public Information Failure (as defined in the Registration Rights Agreement) exists, neither the SPAC nor the Company shall file a registration statement or an offering statement under the 1933 Act relating to securities that are not the Registrable Securities (other than a registration statement (i) on Form F-4 in connection with the consummation of the Merger and any amendment or post-effective amendment or other registration statement relating to securities registered pursuant to such F-4, (ii) on Form F-1 registering the resale of Ordinary Shares and warrants of the Company (and Ordinary Shares issuable upon exercise of such warrants) issuable to the sponsor of the SPAC and the underwriter of the SPAC’s initial public offering upon the closing of the Merger, (iii) a Form S-8 or a registration statement relating to the Permitted Equity Line, or such supplements or amendments to registration statements that are outstanding and have been declared effective by the SEC, or (iv) a registration statement relating to an Approved Financing) or (v) a registration statement relating to a financing the proceeds of which are to be used to pay the Notes in full as provided in (and to the extent permitted by) the terms of the Notes. “Applicable Date” means the earlier of (x) the first date on which the resale by the Buyers of all the Registrable Securities required to be filed on the initial Registration Statement (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement is declared effective by the SEC (and each prospectus contained therein is available for use on such date) or (y) the first date on which all of the Registrable Securities are eligible to be resold by the Buyers pursuant to Rule 144 (or, if a Current Public Information Failure has occurred and is continuing, such later date after which the Company has cured such Current Public Information Failure).

(l) Additional Issuance of Securities. So long as any Buyer beneficially owns any Securities, the Company will not, without the prior written consent of the Required Holders, directly or indirectly, issue any Notes (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes or the Warrants. Except with respect to any Approved Financing or any Excluded Securities (as defined in the Note), the SPAC and the Company each agree that for the period commencing on the date hereof and ending on the date immediately following the 90th Trading Day (as defined in the Notes) after the Applicable Date (provided that such period shall be extended by the number of calendar days during such period and any extension thereof contemplated by this proviso on which any Registration Statement is not effective or any prospectus contained therein is not available for use or any Current Public Information Failure exists) (the “Restricted Period”), neither the SPAC, nor the Company, nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities (as defined below), any debt, any preferred shares or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”).

(m) Reservation of Shares. So long as any of the Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of (i) the maximum number of Ordinary Shares issuable upon conversion of all the Notes then outstanding (assuming for purposes hereof that (x) the Notes are convertible at the Floor Price (y) interest on the Notes shall accrue through the second anniversary of the Closing Date and will be converted in Ordinary Shares at a conversion price equal to Floor Price (z) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes), and (ii) the maximum number of Warrant Shares issuable upon exercise of all the Warrants then outstanding based upon the Exercise Price (as defined in the Warrants) then in effect (without regard to any limitations on the exercise of the Warrants set forth therein) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of Ordinary Shares reserved pursuant to this Section 4(m) be reduced other than proportionally in connection with any conversion, exercise and/or redemption, as applicable of Notes and Warrants. If at any time the number of Ordinary Shares authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(n) Conduct of Business. The business of the SPAC, the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(o) Other Notes; Variable Securities. Commencing on the date hereof and until no Notes remain outstanding, the SPAC, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction (other than an equity line of credit with 3i, LP or any of its affiliates and the Permitted SAFE Offering) (each, a “Permitted Equity Line”). “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the SPAC, the Company or the market for the Ordinary Shares, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the SPAC, the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Buyer shall be entitled to obtain injunctive relief against the SPAC and the Company and its Subsidiaries, as applicable, to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(p) Dilutive Issuances. For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Notes or exercise of any Warrant any Ordinary Shares in excess of that number of Ordinary Shares which the Company may issue upon conversion of the Notes and exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market.

(q) Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(r) Restriction on Redemption and Cash Dividends. After the Closing Date and so long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Buyers.

(s) Corporate Existence. After the Closing Date and so long as any Buyer beneficially owns any Notes or Warrants, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(t) Share Splits. After the Closing Date and until the Notes and all notes issued pursuant to the terms thereof are no longer outstanding, the Company shall not effect any share combination, reverse share split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of the Required Holders (as defined below); provided, that this Section 4(t) shall not apply to a single reverse split which is approved by the Company’s shareholders in order to meet the minimum price requirements of the Principal Market.

(u) Conversion and Exercise Procedures. Each of the form of Exercise Notice (as defined in the Warrants) included in the Warrants and the form of Conversion Notice (as defined in the Notes) included in the Notes set forth the totality of the procedures required of the Buyers in order to exercise the Warrants or convert the Notes. Except as provided in Section 5(d), no additional legal opinion, other information or instructions shall be required of the Buyers to exercise their Warrants or convert their Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver the Conversion Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Notes and Warrants.

(v) Collateral Agent. Each Buyer hereby (i) appoints 3i, LP, as the collateral agent hereunder and under the other Security Documents (in such capacity, the “Collateral Agent”), and (ii) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer’s behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or any of the other Security Documents, a fiduciary relationship in respect of any Buyer. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or any other Security Document except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Collateral Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents. The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Holders, and such instructions shall be binding upon all holders of Notes; provided, however, that the Collateral Agent shall not be required to take any action which, in the reasonable opinion of the Collateral Agent, exposes the Collateral Agent to liability or which is contrary to this Agreement or any other Transaction Document or applicable law. The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(w) Successor Collateral Agent.

(i) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Transaction Documents at any time by giving at least ten (10) Business Days’ prior written notice to the Company and each holder of Notes. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clauses (ii) and (iii) below or as otherwise provided below. If at any time the Collateral Agent (together with its affiliates) beneficially owns less than $100,000 in aggregate principal amount of Notes, the Required Holders may, by written consent, remove the Collateral Agent from all its functions and duties hereunder and under the other Transaction Documents.

(ii) Upon any such notice of resignation or removal, the Required Holders shall appoint a successor collateral agent reasonably acceptable to the Company, such consent not to be unreasonably or untimely withheld. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the collateral agent, and the Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents. After the Collateral Agent’s resignation or removal hereunder as the collateral agent, the provisions of this Section 4(w) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Transaction Documents.

(iii) If a successor collateral agent shall not have been so appointed within ten (10) Business Days of receipt of a written notice of resignation or removal, the Collateral Agent shall then appoint a successor collateral agent who shall serve as the Collateral Agent until such time, if any, as the Required Holders appoint a successor collateral agent as provided above.

(iv) In the event that a successor Collateral Agent is appointed pursuant to the provisions of this Section 4(w) that is not a Buyer or an affiliate of any Buyer (or the Required Holders or the Collateral Agent (or its successor), as applicable, notify the Company that they or it wants to appoint such a successor Collateral Agent pursuant to the terms of this Section 4(w)), the Company and each Subsidiary thereof covenants and agrees to promptly take all actions reasonably requested by the Required Holders or the Collateral Agent (or its successor), as applicable, from time to time, to secure a successor Collateral Agent satisfactory to the requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all reasonable and customary fees and expenses of such successor Collateral Agent, by having the Company and each Subsidiary thereof agree to indemnify any successor Collateral Agent pursuant to reasonable and customary terms and by each of the Company and each Subsidiary thereof executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent.

(x) Regulation M. Neither the SPAC nor the Company will take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(y) General Solicitation(f) . None of the SPAC, the Company, any of their affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the SPAC or the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(z) Integration(g) . None of the SPAC, the Company, any of their affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the SPAC, the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require shareholder approval under the rules and regulations of the Principal Market and the SPAC and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require the publishing of a prospectus under the Israeli Securities Law or the registration of the issuance of any of the Securities under the 1933 Act (other than pursuant to the Registration Rights Agreement) or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(aa) Notice of Disqualification Events(a) . The SPAC and the Company will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(bb) Subsidiary Guarantee(b) . After the Closing Date and for so long as any Notes remain outstanding, upon any entity becoming a direct, or indirect, Subsidiary of the Company, the Company shall cause each such Subsidiary to become party to the Guaranty by executing a joinder to the Guaranty reasonably satisfactory in form and substance to the Required Holders.

(cc) Books and Records. Prior to the Closing, the Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the asset and business of the Company and its Subsidiaries in accordance with IFRS.

(dd) Financial Statements and Inspection.

(i) The Company shall deliver to each Buyer (unless any such Buyer has elected by written notice to the Company that, with respect to items (1) and (2) it does not want to receive any or all of the following, and, with respect to items (3) through (7) the Company shall deliver such material only if the Buyer expressly requests such material:

(1) as soon as practicable following the end of each fiscal quarter (other than the fourth fiscal quarter of each fiscal year), but in no event later than sixty (60) days after the end of such fiscal quarter, the Company’s consolidated unaudited balance sheet, statement of operations, a statement of shareholders’ equity and a statement of cash flows for such quarter, such quarter-end financial reports to be in reasonable detail, prepared in accordance with IFRS (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with IFRS as provided in Regulation S-X with respect to interim financing statements);

(2) as soon as practicable following the end of each fiscal year, but in no event later than four (4) months following the end of such fiscal year, the Company’s audited consolidated balance sheet, income statement, a statement of shareholder’s equity and a statement of cash flows for such year and, if applicable, the immediately preceding fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with IFRS, and audited by independent public accountants of nationally recognized standing selected by the Company and reasonably acceptable to the Required Holders;

(3) as soon as practicable, all material communications with shareholders or the financial community, including press releases, but in no event later than three (3) days after the date of each such communication;

(4) as soon as practicable, (x) all material reports prepared for the Company by outside consultants, and (y) all reports prepared for the Company by outside legal counsel and auditors, but in no event later than three (3) days after receipt thereof by the Company, provided that the Company shall have no obligation to deliver to any Investor any report prepared by outside legal counsel to the extent such report is privileged communication and is subject to the attorney/client privilege, in the reasonable opinion of such legal counsel;

(5) as soon as practicable (but in no event later than two (2) Business Days after any such communication), all material communications with and from United States federal or state or foreign regulatory agencies or other governmental or quasi-governmental authorities of any kind;

(6) as soon as practicable, notice of any material events, including any pending or threatened litigation and/or events that is reasonably likely to materially delay the advancement of the business objectives of the Company or any of its Subsidiaries, but in no event later than five (5) Business Days after the occurrence thereof; and

(7) notice of any Material Adverse Effect as soon as practicable after upon the occurrence thereof, but in no event later than five (5) Business Days thereafter.

(ii) The Company shall notify the Buyers in writing of (i) any default under any of the Company’s agreements governing its Indebtedness and (ii) the receipt by the Company of any default notices in connection therewith, in each case promptly and in no event later than five (5) Business Days after the occurrence of any such default or the receipt of any such default notice.

(iii) The Company shall permit each Buyer to visit and inspect the Company’s properties, to examine its books of account, records, contracts and agreements and to discuss the Company’s affairs, finances and accounts with its Chief Executive Officer or Chief Financial Officer, all at such times during normal business hours as may be reasonably requested by the Investor.

(iv) The covenants set forth in this Section 4(dd) shall terminate as to Buyers and be of no further force or effect upon the Closing Date.

(v) Nothing in this Section 4(dd) shall be construed to require the Company to deliver to any Buyer material non-confidential information unless the Buyer consents to receiving such information.

(ee) Additional Covenants.

(i) Shareholder Approval. Prior to the Closing Date, the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) providing for the approval of the issuance of all of the Securities in compliance with the rules and regulations of the Principal Market (without regard to any limitation on conversion or exercise thereof) (the “Shareholder Approval”), with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal.

(ii) Merger Agreement Covenants. Until the Closing Date, the Company and each Subsidiary hereby covenants to each Buyer such covenants set forth in the Merger Agreement as if such covenants were incorporated by reference into this Agreement, mutatis mutandis; provided, however, that any amendment to or any waiver of any covenant shall require the approval of Required Holders.

(iii) Note Covenants. Until the Closing Date, in addition to, but not in substation of, each covenant of the SPAC, the Company and/or any of its Subsidiaries hereunder, as applicable, each of the SPAC and the Company hereby covenants to each Buyer such covenants set forth in Section 15 of the Notes as if such covenants were incorporated by reference into this Agreement, mutatis mutandis (including, without limitation, with any securities of the SPAC, the Company and/or any of its Subsidiaries, as applicable, referred to therein deemed to be securities of the SPAC, the Company and/or any of its Subsidiaries, as applicable).

For the avoidance of doubt, this Section 4(ee)) shall not relieve the SPAC, the Company and/or any of its Subsidiaries of any of its obligations pursuant to this Section 4 with respect to the SPAC, the Company and/or any of its Subsidiaries or any of their respective securities, as applicable.

(ff) Closing Documents. On or prior to sixty (60) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Kelley Drye & Warren LLP a complete closing set of the executed Transaction Documents, Securities and any other document required to be delivered to any party pursuant to Section 7 hereof or otherwise, which may be a PDF of the documents.

(gg) Waiver of Claims Against Trust 1.1 . Each Buyer hereby represents and warrants that it has read the prospectus relating to the SPAC’s initial public offering (the “IPO” and the prospectus, the “IPO Prospectus”) and understands that the SPAC has established a trust account (the “Trust Account”) containing the proceeds of the IPO and the overallotment securities acquired by the SPAC’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the SPAC’s public shareholders (including overallotment shares acquired and distributed by the SPAC’s underwriters) and that, except as otherwise described in the IPO Prospectus, the SPAC may disburse monies from the Trust Account only: (a) to the public shareholders of the SPAC (the “Public Shareholders”) in the event they elect to redeem their Class A Ordinary Shares of the SPAC in connection with the consummation of the SPAC’s initial business combination (as such term is used in the IPO Prospectus, the “Business Combination”) or in connection with an amendment to the SPAC’s organizational documents to extend the SPAC’s deadline to consummate a Business Combination, (b) to the Public Shareholders if the SPAC fails to consummate a Business Combination within twenty four (24) months after the closing of the IPO, subject to extension as described in the IPO Prospectus and any further extensions which may be approved by the SPAC’s shareholders, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 of interest to pay dissolution expenses, and (d) to the SPAC after or concurrently with the consummation of a Business Combination. For and in consideration of the SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Buyer hereby agrees (on behalf of itself and its affiliates, representatives and equity holders) that, notwithstanding anything to the contrary in this Agreement or any other Transaction Document (including notwithstanding any other provisions that may have “notwithstanding anything to the contrary” or other such similar language), none of the Company or the SPAC (nor any of their respective Affiliates, Representative or equityholders) do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any Transaction Document or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Each Buyer (on behalf of itself and its Affiliates (as defined in the Notes), Representatives and equityholders) hereby irrevocably waives any Released Claims that any such Buyer or any of its Affiliates, Representatives or equityholders may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with the SPAC or the Company or its Affiliates). Each Buyer agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Company and the SPAC to induce the SPAC to enter in this Agreement, and each Buyer further intends and understands such waiver to be valid, binding and enforceable against such party and each of its Affiliates, Representatives and equityholders under applicable law. To the extent that any Buyer (or any of their respective Affiliates, Representatives or equityholders) commences any Action based upon, in connection with, relating to or arising out of any matter relating to the SPAC, the Company, their respective Affiliates or Representatives, which proceeding seeks, in whole or in part, monetary relief against the SPAC, its Affiliates or its or their respective Representatives, each Buyer hereby acknowledges and agrees that its (and its Affiliates’, Representatives’ and equityholders’) sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Buyer or any of its Affiliates, Representatives or equityholders (or any Person claiming on any of their behalf or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. This Section 4(gg) shall survive termination of this Agreement for any reason and continue indefinitely.

(hh) Controlled Account Manager 1.2 . Each Buyer hereby (i) appoints 3i, LP as the Controlled Account Manager hereunder and under the Controlled Account Agreement (as defined below) (in such capacity, the “Controlled Account Manager”), and (ii) authorizes the Controlled Account Manager (and its officers, directors, employees and agents) to take such action on such Buyer’s behalf in accordance with the terms hereof and thereof. The Controlled Account Manager shall not have, by reason hereof or the Controlled Account Agreement, a fiduciary relationship in respect of any Buyer. Neither the Controlled Account Manager nor any of its officers, directors, employees or agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or the Controlled Account Agreement except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Controlled Account Manager and all of its officers, directors, employees and agents (collectively, the “Controlled Account Manager Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Controlled Account Manager Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Controlled Account Manager Indemnitee of the duties and obligations of Controlled Account Manager pursuant hereto or the Controlled Account Agreement. The Controlled Account Manager shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Holders, and such instructions shall be binding upon all holders of Notes; provided, however, that the Controlled Account Manager shall not be required to take any action which, in the reasonable opinion of the Controlled Account Manager, exposes the Controlled Account Manager to liability or which is contrary to this Agreement or any other Transaction Document or applicable law. The Controlled Account Manager shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(ii) Successor Controlled Account Manager.(i) The Controlled Account Manager may resign from the performance of all its functions and duties hereunder and under the other Transaction Documents at any time by giving at least ten (10) Business Days’ prior written notice to the Company and each holder of Notes. Such resignation shall take effect upon the acceptance by a successor Controlled Account Manager of appointment pursuant to clauses (ii) and (iii) below or as otherwise provided below. If at any time the Controlled Account Manager (together with its affiliates) beneficially owns less than $100,000 in aggregate principal amount of Notes, the Required Holders may, by written consent, remove the Controlled Account Manager from all its functions and duties hereunder and under the other Transaction Documents.

(ii) Upon any such notice of resignation or removal, the Required Holders shall appoint a successor Controlled Account Manager. Upon the acceptance of any appointment as Controlled Account Manager hereunder by a successor agent, such successor Controlled Account Manager shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Controlled Account Manager, and the Controlled Account Manager shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents. After the Controlled Account Manager’s resignation or removal hereunder as the Controlled Account Manager, the provisions of this Section 4(ii) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Controlled Account Manager under this Agreement and the other Transaction Documents.

(iii) If a successor Controlled Account Manager shall not have been so appointed within ten (10) Business Days of receipt of a written notice of resignation or removal, the Controlled Account Manager shall then appoint a successor Controlled Account Manager who shall serve as the Controlled Account Manager until such time, if any, as the Required Holders appoint a successor Controlled Account Manager as provided above.

(iv) In the event that a successor Controlled Account Manager is appointed pursuant to the provisions of this Section 4(ii) that is not a Buyer or an affiliate of any Buyer (or the Required Holders or the Controlled Account Manager (or its successor), as applicable, notify the Company that they or it wants to appoint such a successor Controlled Account Manager pursuant to the terms of this Section 4(ii)), the Company and each Subsidiary thereof covenants and agrees to promptly take all actions reasonably requested by the Required Holders or the Controlled Account Manager (or its successor), as applicable, from time to time, to secure a successor Controlled Account Manager satisfactory to the requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all reasonable and customary fees and expenses of such successor Controlled Account Manager, by having the Company and each Subsidiary thereof agree to indemnify any successor Controlled Account Manager pursuant to reasonable and customary terms and by each of the Company and each Subsidiary thereof executing a collateral agency agreement or similar agreement and/or any amendment to the Controlled Account Agreemnet reasonably requested or required by the successor Controlled Account Manager.

(jj) Controlled Account. 1.3 .

(i) At the Closing, the Purchase Price shall be placed in an account of the Company (the “Controlled Account”) at a United States bank that has a relationship with an Israeli bank (the “Controlled Account Bank”) reasonably acceptable to the Company, pursuant to the controlled account agreement (the “Controlled Account Agreement”) in form reasonably acceptable to the Company, the Required Holders and the Controlled Account Bank. The Controlled Account shall be managed by the Controlled Account Manager. The Controlled Account Manager shall have the sole authority to authorize disbursements from the Controlled Account. The Controlled Account Agreement shall provide, among other things, that (A) the applicable Controlled Account Bank will solely comply with any and all instructions originated by the Controlled Account Manager directing the disposition of the funds in the Controlled Account without further consent by the Company or any such Subsidiaries, (B) such Controlled Account Bank waives, subordinates or agrees not to exercise any rights of setoff or recoupment or any other claim against the Controlled Account other than for payment of its service fees and other charges directly related to the administration of the Controlled Account and for returned checks or other items of payment, and (C) such Controlled Account Bank shall not comply with any instructions, directions or orders of any form with respect to the Controlled Account other than instructions, directions or orders originated by the Controlled Account Manager.

(ii) Upon the occurrence of any Control Account Release Event (as defined below), the Holder shall, as soon as commercially practicable, but in no event later than two (2) Trading Days thereafter, cause a cash amount equal to such applicable Restricted Principal (as defined in the Notes) to be released from the Controlled Account and deposited into an bank account specified in writing by the Company on or prior to such date (each a “Control Account Release”); provided, that if the Company fails to select a bank account in a writing delivered to the Controlled Account Manager on or prior to such second Trading Day, the Controlled Account Manager shall effect such Control Account Release as soon as commercially practicable after receipt of such bank account election from the Company.

(iii) The Company hereby grants and pledges to the Controlled Account Manager, on behalf of itself and each holder of Notes from time to time, a continuing security interest in any cash or other assets, from time to time, in the Controlled Account (the “Collateral”) to secure prompt repayment of any and all amounts outstanding under the Notes from time to time and to secure prompt performance by the Company of each of its covenants and duties under the Transaction Documents. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any filings undertaken related to the Controlled Account Manager’s or any holder of Notes’ rights under the applicable law, rules or regulations, the Controlled Account Manager’s Lien on the Collateral shall remain in effect for so long as any Notes remain outstanding. Notwithstanding the foregoing, upon any Control Account Release, but solely with respect to such portion of the Restricted Principal subject to such Control Account Release (each, a “Control Account Release Amount”), the Controlled Account Manager hereby automatically releases any lien hereunder on such Control Account Release Amount. The Company hereby (i) authorizes the Controlled Account Manager to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral and (ii) ratifies such authorization to the extent that the Controlled Account Manager has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof.

(iv) Notwithstanding anything herein to the contrary, (x) at the option of the Controlled Account Manager’s, any holder of Notes may satisfy all, or any part, of any redemption or other cash payment obligation of the Company thereunder (each, a “Cash Payment Obligation”) from the Collateral in the Controlled Account and/or (y) upon any election by a holder of Notes to redeem a Note pursuant to any Event of Default or Change of Control or upon any payment due at the Maturity Date, as applicable, the cash in the Controlled Account shall be released to such holder of Notes to repay such portion of the applicable Cash Payment Obligation each to the cash then held in the Controlled Account (or, if more than one Note remains outstanding, such applicable holder’s pro rata allocation of such cash amount then held in the Controlled Account). In connection with any Cash Payment Obligation thereunder, the Company hereby irrevocably consents to the Controlled Account Manager’s delivery of an instruction letter to the Controlled Account Bank to release Collateral from the Controlled Account in an amount not to exceed such Cash Payment Obligation to such holder of Notes.  Notwithstanding the foregoing, in the absence of any such election by such Holder of Notes, the Company shall remain obligated to pay such Cash Payment Obligation to such holder of Notes without regard to any Collateral in the Controlled Account. Upon the occurrence of any event which could reasonably be expected to result in a Cash Payment Obligation, the Controlled Account Manager may, at the Controlled Account Manager’s option, withdraw any Collateral in the Controlled Account; provided that (x) such withdrawn amount shall not exceed such amount which the Controlled Account Manager reasonably believes would be necessary to satisfy such Cash Payment Obligation, and (y) such withdrawal shall not constitute the delivery of a Redemption Notice (as defined in the Notes) under the Notes or payment hereunder unless the Controlled Account Manager specifies in writing to the Company that the applicable holder of Notes has applied such Collateral in satisfaction of such Cash Payment Obligation.

(v) If the Controlled Account Bank breaches any covenant or other term or condition of any Controlled Account Agreement or otherwise fails to promptly comply with the instructions of the Controlled Account Manager in connection with the Collateral, the Controlled Account Manager may, at its option, withdraw the Collateral from the Controlled Account Bank and hold such Collateral until such time as (x) the Company and the Controlled Account Manager have agreed upon a replacement Controlled Account Bank and (y) a Controlled Account Agreement with respect to such Collateral and a new account shall have been duly executed by the Company, the Holder and the replacement Controlled Account Bank. Notwithstanding anything herein to the contrary, if the Company or any of its Subsidiaries receives any of the Collateral in breach of any Controlled Account Agreement (or receives notice from any holder of Notes that an amount was wired to the Company from a Controlled Account attributable to such holder of Notes without the proper authorization of such holder of Notes), the Company shall promptly cause such amounts to be returned to such applicable Controlled Account.

(vi) “Control Account Release Event” means, as applicable, (i) with respect to any Restricted Principal designated to be converted in a Conversion Notice (as defined in the Notes), the Company’s receipt of both (A) such Conversion Notice hereunder executed by the applicable holder of Notes in which all, or any part, of the principal of such applicable Note to be converted includes any Restricted Principal and (B) written confirmation by such holder of Notes that the Ordinary Shares issued pursuant to such Conversion Notice have been properly delivered in accordance with Section 3(c) of the applicable Note (in each case, as adjusted, if applicable, to reflect the withdrawal of any Conversion Notice, in whole or in part, by such holder of Notes, whether pursuant to Section 3(c)(ii) of the Notes or otherwise), (ii) the Company’s receipt of a notice by the Required Holders instructing the Controlled Account Manager to effect a release of any Restricted Principal to the Company, and (iii) subject to no Release Conditions Failure existing as of such time of determination, the first Israeli Business Day of each calendar quarter commencing with the first calendar quarter which commences at least twenty (20) Trading Days after the Closing Date, each payment being referred to as a “Quarterly Payment”, in an aggregate amount as set forth on the payment schedules attached hereto as Schedule B to this Agreement (with any conversion of any Note reducing the last then scheduled Quarterly Payment on a dollar-for-dollar basis with respect to the Conversion Amount (as defined in the Notes) set forth in the applicable Conversion Notice (as defined in the Notes) with respect to such applicable conversion).

(vii) For the purpose of this Section 4(jj) the following definitions shall apply:

(1) “Price Failure” means, with respect to a particular date of determination, the VWAP of the Ordinary Shares on any Trading Day during the ten (10) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed the Floor Price (as defined in the Notes). All such determinations to be appropriately adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions during any such measuring period.

(2) “Release Conditions” means, with respect to an given date of determination: (i) on each day during the period beginning thirty calendar days prior to such applicable date of determination and ending on and including such applicable date of determination (except, with respect to the initial Resale Registration Statement (as defined below) filed pursuant to the Registration Rights Agreement, such period shall consist solely of the effective date of such Resale Registration Statement) either (x) one or more registration statements registering the resale by the holders of Notes of all Ordinary Shares (any such registration statement, a “Resale Registration Statement”) then issuable upon conversion of the Notes at the Alternate Conversion Price (as defined in the Notes) then in effect shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any Ordinary Shares previously sold pursuant to such prospectus deemed unavailable) for the resale of such Ordinary Shares (collectively, the “Required Minimum Securities Amount”) or (y) all Registrable Securities shall be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes, other issuance of securities with respect to the Notes and exercise of the Warrants and assuming such Investor is not then an affiliate of the Company) and no Current Public Information Failure (as defined in the Registration Rights Agreement) exists or is continuing; (ii) on each day during the period beginning thirty calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Release Conditions Measuring Period”), the Ordinary Shares (including all Registrable Securities) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Ordinary Shares is then listed or designated for quotation (as applicable); (iii) during the Release Conditions Measuring Period, the Company shall have delivered all Ordinary Shares issuable upon conversion of this Note on a timely basis as set forth in Section 3 of the Notes and all other share capital required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) the Required Minimum Securities Amount of Ordinary Shares may be issued in full without violating the rules or regulations of the Eligible Market on which the Ordinary Shares is then listed or designated for quotation (as applicable); (v) on each day during the Release Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction (as defined in the Notes) shall have occurred which has not been abandoned, terminated or consummated; (vi) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) any Resale Registration Statement to not be effective or the prospectus contained therein to not be available for the resale of the applicable Required Minimum Securities Amount of Ordinary Shares or (2) any Registrable Securities to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes, other issuance of securities with respect to the Notes and exercise of the Warrants) and no Current Public Information Failure exists or is continuing; (vii) the holders of Notes shall not be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (viii) on each day during the Release Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) (in each case, measured solely when made as of the date of this Agreement and the Closing Date (unless such representation or warranty refers to a specific date, in which case such representation or warranty shall be made as of such specific date), but after giving effect to any cure of any such breach prior to the applicable date of determination hereunder) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (ix) there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination; (x) on the applicable date of determination (A) no Authorized Share Failure (as defined in the Notes) shall exist or be continuing and the applicable Required Minimum Securities Amount of Ordinary Shares are available under the articles of association of the Company and reserved by the Company to be issued pursuant to the Notes and (B) the Required Minimum Securities Amount of Ordinary Shares may be issued in full without resulting in an Authorized Share Failure; (xi) on each day during the Release Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (xii) no bona fide dispute shall exist, by and between any of holder of Notes (solely to the extent not initiated by any such holder of Notes), the Company, the Principal Market (or such applicable Eligible Market in which the Ordinary Shares of the Company is then principally trading) and/or FINRA with respect to any material term or provision of any Note or the Securities Purchase Agreement, and (xiv) the Ordinary Shares issuable pursuant the event requiring the satisfaction of the Release Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market.

(3) “Release Conditions Failure” means that on any day during the period commencing twenty (20) Trading Days prior to the date of the applicable Control Account Release Event through the date of the applicable Control Account Release Event, the Release Conditions have not been satisfied (or waived in writing by the Required Holders).

(4) “Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Ordinary Shares on the Principal Market on either of (x) the quotient of (I) the sum of sixteen (16) Trading Days during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination (excluding the two (2) Trading Days with the highest and the two (2) Trading Days with the lowest, respectively, aggregate daily dollar trading volume), divided by (II) sixteen (16) and (y) any Trading Day during the five (5) Trading Day period ending on the Trading Day immediately preceding such date of determination, in either case,, is less than $400,000.

(kk) Innovation Authority.

(i) General. The Company has received grants pursuant to the Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744-1984 (formerly known as the Law for the Encouragement of Research and Development in Industry 5744-1984) (the “Innovation Law”), and therefore, notwithstanding anything contained herein and in this Agreement to the contrary, pursuant to the provisions of the Innovation Law and the regulations and/or rules and guidelines promulgated thereunder, any intellectual property assets of the Company funded by the Innovation Authority, which are subject to the security interests granted thereunder including the realization thereof are subject to certain limitations and requirements under the Innovation Law and any other requirements which may be imposed by the Innovation Authority, including, without limitation (i) the limitations with respect to the transfer of know-how as set forth in the Innovation Law and the regulations, rules and guidelines promulgated thereunder, and (ii) the approval of the Innovation Authority for the realization of the security interest granted pursuant to the Transaction Documents (the “Charges”). All parties hereto hereby undertake to act in accordance with the provisions of the Innovation Law and any other requirements which may be imposed by the Innovation Authority with respect to the sale and/or transfer of such pledged intellectual property assets funded by the Innovation Authority which are subject to this Agreement. The Company shall submit to the Innovation Authority an application to approve the grant of the Charges, as contemplated hereunder and pursuant to the other Transaction Documents.

(ii) Israel Innovation Authority’s Consent.  The Company shall use all its reasonable best efforts to obtain all the permits and approvals required for this Agreement from the Israel Innovation Authority (if any) (collectively, the “IIA Consent”), on or before the Closing Date.

(iii) Israel Innovation Authority Undertaking by Investors. Each of the Investors understands that in order for the Company to obtain the IIA Consent, such Investor will have to execute and provide an undertaking to the Israel Innovation Authority, substantially in the form required by the IIA which is attached hereto as Exhibit G (the
“IIA Undertaking”), for adherence with the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744-1984, and the applicable regulations, rules, procedures and benefit plans as published by the Israel Innovation Authority and undertakes to provide a dully executed IIA Undertaking as of the date of this Agreement to the Company for filing with the Israel Innovation Authority.

(iv) IIA Notice. The Company shall submit, at the Closing to the IIA, a notice relating to the transfer of the Notes and Warrants to each Investor  pursuant to this Agreement together with the IIA Undertaking (the “IIA Notice”).

5. REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of the Notes held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives on reasonable notice and in a manner not disruptive of the Company’s business.

(b) Transfer Agent Instructions. On or prior to the Closing Date, the Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form approved by the Company and each of the Buyers (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or the exercise of the Warrants (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on each Effective Date (as defined in the Registration Rights Agreement). Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c) Legends. Each Buyer understands that the Securities have been issued (or will be issued in the case of the Conversion Shares and the Warrant Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such share certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) while a registration statement (including a Registration Statement) covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Buyer provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of Buyer’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Buyer delivers such legended certificate representing such Securities to the Company) following the delivery by a Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with share powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section 5(d), as directed by such Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”) and such Securities are Conversion Shares or Warrant Shares, credit the aggregate number of Ordinary Shares to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in FAST, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee (the date by which such credit is so required to be made to the balance account of such Buyer’s or such Buyer’s designee with DTC or such certificate is required to be delivered to such Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date”, and the date such Ordinary Shares are actually delivered without restrictive legend to such Buyer or such Buyer’s designee with DTC, as applicable, the “Share Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

(e) Failure to Timely Deliver; Buy-In. If the Company fails to fail, for any reason or for no reason, to issue and deliver (or cause to be delivered) to a Buyer (or its designee) by the Required Delivery Date, either (I) if the Transfer Agent is not participating in FAST, a certificate for the number of Conversion Shares or Warrant Shares (as the case may be) to which such Buyer is entitled and register such Conversion Shares or Warrant Shares (as the case may be) on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of such Buyer or such Buyer’s designee with DTC for such number of Conversion Shares or Warrant Shares (as the case may be) submitted for legend removal by such Buyer pursuant to Section 5(d) above or (II) if the Registration Statement covering the resale of the Conversion Shares or Warrant Shares (as the case may be) submitted for legend removal by such Buyer pursuant to Section 5(d) above (the “Unavailable Shares”) is not available for the resale of such Unavailable Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify such Buyer and (y) deliver the Conversion Shares or Warrant Shares, as applicable, electronically without any restrictive legend by crediting such aggregate number of Conversion Shares or Warrant Shares (as the case may be) submitted for legend removal by such Buyer pursuant to Section 5(d) above to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), then, in addition to all other remedies available to such Buyer, the Company shall pay in cash to such Buyer on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 1% of the product of (A) the sum of the number of Ordinary Shares not issued to such Buyer on or prior to the Required Delivery Date and to which such Buyer is entitled, and (B) any trading price of the Ordinary Shares selected by such Buyer in writing as in effect at any time during the period beginning on the date of the delivery by such Buyer to the Company of the applicable Conversion Shares or Warrant Shares (as the case may be) and ending on the applicable Share Delivery Date. In addition to the foregoing, if on or prior to the Required Delivery Date either (I) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver a certificate to a Buyer and register such Ordinary Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, credit the balance account of such Buyer or such Buyer’s designee with DTC for the number of Ordinary Shares to which such Buyer submitted for legend removal by such Buyer pursuant to Section 5(d) above (ii) below or (II) a Notice Failure occurs, and if on or after such Trading Day such Buyer purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by such Buyer of Ordinary Shares submitted for legend removal by such Buyer pursuant to Section 5(d) above that such Buyer is entitled to receive from the Company (a “Buy-In”), then the Company shall, within two (2) Trading Days after such Buyer’s request and in such Buyer’s discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any, for the Ordinary Shares so purchased) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit such Buyer’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to such Buyer a certificate or certificates or credit the balance account of such Buyer or such Buyer’s designee with DTC representing such number of Ordinary Shares that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Conversion Shares or Warrant Shares (as the case may be) that the Company was required to deliver to such Buyer by the Required Delivery Date multiplied by (B) the lowest Closing Sale Price (as defined in the Warrants) of the Ordinary Shares on any Trading Day during the period commencing on the date of the delivery by such Buyer to the Company of the applicable Conversion Shares or Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii). Nothing shall limit such Buyer’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Ordinary Shares (or to electronically deliver such Ordinary Shares) as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Notice Failure and/or Delivery Failure, this Section 5(e) shall not apply to the applicable Buyer the extent the Company has already paid such amounts in full to such Buyer with respect to such Notice Failure and/or Delivery Failure, as applicable, pursuant to the analogous sections of the Note or Warrant, as applicable, held by such Buyer.

(f) FAST Compliance. While any Warrants remain outstanding, the Company shall maintain a transfer agent that participates in FAST.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Escrow Agent not later than two business days prior to the Closing Date, the Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(h)) for the Note and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds to the Controlled Account in accordance with the Flow of Funds Letter.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv) Each Buyer shall execute and deliver to the Company the IIA Undertaking.

(v) The closing of the Merger shall have been completed contemporaneously with the Closing, with the effectiveness of the Merger to be completed as soon as possible after the Closing upon the filing of the Plan of Merger, as defined in the Merger Agreement, with the Registrar of Companies of the Cayman Islands

(vi) Such Buyer shall have duly executed and delivered to the Company a leak-out agreement, in the form attached hereto as Exhibit F (each, a “Leak-Out Agreement”)

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of each Buyer hereunder to purchase its Note and its related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company, each Subsidiary and the SPAC (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer (A) a Note in such original principal amount as is set forth across from such Buyer’s name in column (3) of the Schedule of Buyers, and (B) a Warrants initially exercisable for such aggregate number of Warrant Shares as is set forth across from such Buyer’s name in column (5) of the Schedule of Buyers, in each case, as being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) Such Buyer shall have received the opinions of Ellenoff Grossman & Schole LLP, United States counsel to the Company, and Shibolet Law Firm, Israeli counsel to the Company, and Meitar Law Offices, the SPAC’s counsel, each dated as of the Closing Date, in the form reasonably acceptable to such Buyer.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the appropriate government office of such jurisdiction of formation as of a date within twenty (20) days of the Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Subsidiary is qualified as a foreign corporation., as of a date within twenty (20) days of the Closing Date.

(vi) The Company shall have delivered to such Buyer a certified copy of the Articles of Association as certified by the Israel Registrar of Companies within ten (10) days of the Closing Date.

(vii) [Intentionally Omitted.]

(viii) Each Subsidiary shall have delivered to such Buyer a certified copy of its Articles of Association (or such equivalent organizational document) as certified by the Secretary of State (or comparable office) of such Subsidiary’s jurisdiction of incorporation within twenty (20) days of the Closing Date.

(ix) The Company and each Subsidiary shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and each Subsidiary and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s and each Subsidiary’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Association of the Company and the organizational documents of each Subsidiary and (iii) the Memorandum of Association of the Company and the bylaws of each Subsidiary, each as in effect at the Closing.

(x) The SPAC shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the SPAC and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(A)(b) as adopted by the SPAC’s board of directors in a form reasonably acceptable to such Buyer, (ii) the articles of association of the SPAC and (iii) the memorandum of association of the SPAC, each as in effect at the Closing.

(xi) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(xii) The representations and warranties of the SPAC shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the SPAC shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the SPAC at or prior to the Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the SPAC, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(xiii) The SPAC shall have delivered to such Buyer a letter from the SPAC’s transfer agent certifying the number of Ordinary Shares outstanding on the Closing Date immediately prior to the Closing following the redemption of any SPAC Ordinary Shares that have been redeemed.

(xiv) The Principal Market shall have filed with the SEC its certification that the Ordinary Shares have been approved for listing on the Principal Market.

(xv) The Company shall have not less than $50,000,000 of cash including (a) the $30,000,000 proceeds from the sale of the Securities, which amount shall be transferred to the Controlled Account at the Controlled Account Bank pursuant to the Controlled Account Agreement; (b) the net funds in the Trust Account after paying the redemption price of the SPAC’s public shares that have exercised their right of redemption; (c) any cash on held in the Company’s or the SPAC’s bank account; (d) the net proceeds of any additional financing agreement.

(xvi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xvii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xviii) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xix) The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Conversion Shares and the Warrant Shares.

(xx) The Company shall have obtained the Merger Approval and the Shareholder Approval.

(xxi) In accordance with the terms of the Security Documents, the Company shall have delivered to the Collateral Agent (A) original certificates (I) representing the Subsidiaries’ shares of share capital to the extent such subsidiary is a corporation or otherwise has certificated equity and (II) representing all other equity interests and all promissory notes required to be pledged thereunder, in each case, accompanied by undated share powers and allonges executed in blank and other proper instruments of transfer and (B) appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document (the “Perfection Certificate”).

(xxii) Within two (2) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to each Buyer and the Collateral Agent (A) (i) certified copies of requests for copies of information on Form UCC-11, listing all effective financing statements which name any of the Company’s United States Subsidiaries and which are filed in the filing office of the state in which the Subsidiary is incorporated, such office or offices as may be necessary or, in the opinion of the Collateral Agent or the Buyers, desirable to perfect the security interests purported to be created by the Security Agreements, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral (as defined in the Security Agreements), and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent and the Buyers, shall not show any such Liens; (ii) updated extracts from the Israeli Companies Registrar and the Israeli Registrar of Pledges for each of the Company and the Subsidiaries which are incorporated in Israel; and (B) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to the Buyers.

(xxiii) The Collateral Agent shall have received the Security Agreements, duly executed by the Company and each of its Subsidiaries, together with the original share certificates representing all of the equity interests and all promissory notes required to be pledged thereunder, accompanied by undated share powers and allonges executed in blank and other proper instruments of transfer.

(xxiv) With respect to the Intellectual Property, if any, of the Company or any of its Subsidiaries, the Company and/or such Subsidiaries, as applicable, shall have duly executed and delivered to such Buyer each Assignment For Security for the Intellectual Property of the Company and its Subsidiaries, in the form attached as Exhibit A to the U.S. Security Agreement.

(xxv) The Company shall have obtained all the permits and approvals required in connection with the Israel Security Agreement from the Israel Innovation Authority (if any) (collectively, the “IIA Consent”).

(xxvi) The Company shall have duly executed and delivered to the Collateral Agent the Form 10, in form and substance acceptable to the Collateral Agent, to be filed by the Collateral Agent with the Registrar of Companies in accordance with the provisions of the Companies Law, 5799-1999]

(xxvii) As of the Closing, except as set forth on Schedule 7(a)(xxvi), no Indebtedness of the Company or any of its Subsidiaries (after giving effect to the merger) shall exist other than the Notes except for such Indebtedness that is subordinate to the Notes pursuant to a subordination agreement in form and substance satisfactory to the Collateral Agent in its sole discretion.

(xxviii) The closing of the Merger shall have been consummated in accordance with the Merger Agreement, subject to filing the Plan of Merger with the Registrar of Companies of the Cayman Islands (without any amendment, modification or waiver thereof (other than such amendment, modification or waivers that are not adverse to the Buyers or their investment in the Securities, as reasonably determined by the Required Holders)).

(xxix) The Company and each other Buyer shall have duly executed and delivered a Leak-Out Agreement.

(xxx) Such Buyer shall have received a letter on the letterhead of the Company (the “Flow of Funds Letter”) duly executed by the Chief Executive Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company not later than two Business Days before the date such funds are to be deposited with the Escrow Agent.

(xxxi) The Company and Discount Capital shall have signed a payoff letter (the “Payoff Letter”) in a form satisfactory to such Buyer, and payment to Discount Capital shall be made at the Closing in accordance with the Payoff Letter. As soon as practical after the Closing, the lien held buy Discount Capital shall be removed.

(xxxii) The Company and its Subsidiaries and the SPAC shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer (i) within five (5) days of the date all of the conditions specified in Section 7 have been satisfied or waived, or (ii) by December 1, 2022, whichever shall first occur, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Notes and the Warrants shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the SPAC or the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(h) above. In the event that the Closing shall not have occurred with respect to (i) within five (5) days of the date all of the conditions specified in Section 6 have been satisfied or waived, or (ii) by December 1, 2022, whichever shall first occur, then each of the parties hereto shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability of the Company or the SPAC to any other party (other than the Company’s agreement to reimburse the lead Buyer for the expenses described in Section 4(h)(i) above). Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. At any time on or prior to one year from the date of this Agreement, if either the Company or the SPAC, directly or indirectly, obtains alternative financing or consummates an alternative Subsequent Placement in connection with the Merger other than following a termination pursuant to Section 4(e) or 4(g), in addition to the Company’s obligation to reimburse the lead Buyer for the expenses described in Section 4(h)(i) above, the Company shall pay to the lead Buyer a break-up fee of $1,500,000. For the avoidance of doubt, no break-up fee or other payment by the Company or the SPAC shall be required with respect to a termination pursuant to Section 4(e) or 4(g) (other than the Company’s agreement to reimburse the lead Buyer for the expenses described in Section 4(h)(i) above).

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company and the SPAC each hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the SPAC or the Company in any other jurisdiction to collect on the SPAC’s and/or Company’s obligations, as applicable, to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. The Company hereby appoints Puglisi & Associates, as its agent for service of process in New York. The SPAC hereby appoints Puglisi & Associates, as its agent for service of process in New York. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the SPAC and/or the Company in any other jurisdiction to collect on the SPAC’s and/or the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Israel, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Israel. The Company or any of their respective properties, assets or revenues does not have any right of immunity under Israel or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Israel, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the SPAC or Company, or any of their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Agreement and the other Transaction Documents.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the SPAC, the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the SPAC, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the SPAC, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Ordinary Shares or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the SPAC, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the SPAC. Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the SPAC, Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the SPAC, the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the SPAC, nor the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the SPAC, the Company and the Required Holders (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion); and provided further that the provisions of Sections 4(v) and 4(w) above cannot be amended or waived without the additional prior written approval of the Collateral Agent or its successor. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, all holders of the Notes or all holders of the Warrants (as the case may be). From the date hereof and while any Notes or Warrants are outstanding, neither the Company nor the SPAC shall be permitted to receive any consideration from a Buyer or a holder of Notes or Warrants that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company, any Subsidiary or the SPAC (i) to treat such Buyer or holder of Notes or Warrants in a manner that is more favorable than to other similarly situated Buyers or holders of Notes or Warrants, as applicable, or (ii) to treat any Buyer(s) or holder(s) of Notes or Warrants in a manner that is less favorable than the Buyer or holder of Notes or Warrants that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the SPAC and/or the Company purchased or sold by any Buyer. Neither the Company nor the SPAC has, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, each of the SPAC and the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the SPAC, the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, each of the SPAC and the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the SPAC’s and the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the SPACs or the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Holders” means (I) prior to the Closing Date, each Buyer entitled to purchase Notes at the Closing and (II) on or after the Closing Date, holders of a majority of the Registrable Securities as of such time (excluding any Registrable Securities held by the Company or any of its Subsidiaries as of such time) issued or issuable hereunder or pursuant to the Notes and/or the Warrants (or the Buyers, with respect to any waiver or amendment of Section 4(o)).

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company and if to the SPAC after the Closing:

Holisto Ltd.

Sderot Nim 2
Rishon Lezion, Israel
Attn: Eran Shust
Telephone No.:
Email: eran@splittytravel.com

With a copy (for informational purposes only) to:

Shibolet Law Firm
Berkowitz St 4

Tel Aviv-Yafo, Israel

Attn: Ofer Ben-Yehuda
Telephone No.: +972-54-2113249
Email: O.Ben-Yehuda@shibolet.com

and

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor
New York, New York 10105

Attn: Richard I. Anslow, Esq. (ext. 7194)
Asher S. Levitsky P.C. (ext. 7152)

Telephone No.: (212) 370-1300
Email: ranslow@egsllp.com
alevitsky@egsllp.com

If to the SPAC until the Closing:

Moringa Acquisition Corp
250 Park Avenue, 7th Floor

New York, NY, 10017
Attn: Ilan Levin, CEO
Telephone No.: +972-54-4510573
Email: ilan@moringaac.com

With a copy (for informational purposes only) to:

Meitar | Law Offices
16 Abba Hillel Rd.

Ramat Gan 5250608, Israel

+972-3-6103186
Attn: David Chertok
Yasmin Ziv

Email: dchertok@meitar.com; yasminz@meitar.com

and

McDermott Will & Emery LLP
One Vanderbilt Avenue, New York, NY 10017-5404
Attn:    Gary Emmanuel

Telephone No.: +1 212 547 5541
Email: gemmanuel@mwe.com

and

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, DE 19711

If to the Transfer Agent, to its mailing address and e-mail address set forth in the Irrevocable Transfer Agent Instructions (or such other mailing address and e-mail address provided by the Company or the Transfer Agent to the Buyers from time to time)

If to a Buyer, to its mailing address and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Kelley Drye & Warren LLP
3 World Trade Center
175 Greenwich Street
New York, NY 10007
Telephone: (212) 808-7540
Attention: Michael A. Adelstein, Esq.
E-mail: madelstein@kelleydrye.com

and

Gross & Co.
1 Azrieli Center
Round Building
Tel Aviv 6701101
Israel
Telephone: +972-3-607-4527
Attention: Sharon Kadosh and Ran Ben-Ari
E-Mail: sharonka@gkh-law.com and ran@gkh-law.com

or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Kelley Drye & Warren LLP shall only be provided copies of notices sent to the lead Buyer. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Notes and Warrants. Neither the SPAC nor the Company shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Transaction (as defined in the Warrants) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants) or a Fundamental Transaction (as defined in the Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company or the SPAC, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s and the SPAC’s other obligations under the Transaction Documents, each of the SPAC and the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the SPAC, the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the SPAC, the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the SPAC, the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure properly made by such Buyer pursuant to Section 4(j), or (D) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company and/or the SPAC, as applicable, may be unenforceable for any reason, the Company and/or the SPAC, as applicable, shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Ordinary Shares and any other numbers in this Agreement that relate to the Ordinary Shares shall be automatically adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions that occur with respect to the Ordinary Shares after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(m) Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each of the SPAC and the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would inadequate relief to the Buyers. Each of the SPAC and the Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the SPAC, the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside; Currency. To the extent that the Company or the SPAC makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, the SPAC, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company and/or the SPAC, as applicable, in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(1) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company and/or the SPAC, as applicable, under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(q) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company and the SPAC each acknowledge that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and nether the SPAC nor the Company shall assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company and the SPAC each acknowledge that the Buyers are not acting in concert or as a group, and nether the SPAC nor the Company shall assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The SPAC, the Company and each Buyer confirms that each Buyer has independently participated with the SPAC, the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the SPAC, the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the SPAC, the Company, each Subsidiary and a Buyer, solely, and not between the SPAC, the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.

[signature pages follow]

IN WITNESS WHEREOF, each Buyer, the SPAC and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

HOLISTO LTD

By:	/s/ Eran Shust
Name:	Eran Shust
Title:	CEO

SPAC:

MORINGA ACQUISITION CORP.

By:	/s/ Ilan Levin
Name:	Ilan Levin
Title:	CEO

IN WITNESS WHEREOF, each Buyer, the SPAC and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

3i, LP

By:	/s/ Maier J. Tarlow
	Name:	Maier J. Tarlow
	Title:	Manager on behalf of the GP

.

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)

Buyer	Mailing Address and E-Mail Address	Original Principal Amount of Notes	Aggregate Number of Warrant Shares	Purchase Price	Legal Representative’s Mailing Address and E-Mail Address

3i, LP	3i, LP 140 Broadway, 38th Floor New York, NY 10005 Telephone: (646) 845-0040 E-Mail: mjtarlow@3ifund.com Attention: Maier J. Tarlow	$30,000,000.	1,363,636	$30,000,000	Kelley Drye & Warren LLP 3 World Trade Center 175 Greenwich Street New York, NY 10007 Telephone: (212) 808-7540 E-Mail: madelstein@kelleydrye.com Attention: Michael A. Adelstein, Esq.

TOTAL